UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant To § 240.14a-12

LIFECORE BIOMEDICAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF LIFECORE BIOMEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (including any postponement(s) or adjournment(s), the “Annual Meeting”) of Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), will be held virtually via live webcast on November 7, 2024 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2024, where you will be able to listen to the meeting live and vote online for the proposals described below, in accordance with the voting instructions provided in the accompanying proxy statement for the Annual Meeting (the “Proxy Statement”).

The Proxy Statement and proxy card are first being mailed to shareholders on or about October 4, 2024.

ITEMS OF BUSINESS AND THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS

1
To elect five director nominees to serve for a term expiring at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until their successors are duly elected and qualified, with four such nominees to be elected by holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), and holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), voting together as a single class, and one nominee to be elected solely by holders of the Series A Preferred Stock (the latter, the “Series A Preferred Director”).
FOR each nominee
2	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2025.	FOR
3	To approve a non-binding advisory proposal approving the compensation of the Company’s named executive officers.	FOR

The foregoing items of business are more fully described in the Proxy Statement. In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof, by or at the direction of our Board.

Only stockholders of record of our Common Stock and our Series A Preferred Stock at the close of business on October 4, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. With respect to Proposal No. 1, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Director nominees, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Director nominee, voting as a single class, and (2) the non-Series A Preferred Director nominees, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other three proposals.

All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.

Important Notice Regarding the Availability of Proxy Materials. The Proxy Statement and the Company’s Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the meeting, you must obtain a legal proxy from your broker, bank, or other nominee.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Ryan D. Lake Ryan D. Lake Executive Vice President, Chief Financial Officer, and Secretary
Chaska, MN
September 23, 2024

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKER, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LIFECORE BIOMEDICAL, INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

The Company is providing you with this proxy statement relating to its 2024 annual meeting of stockholders (the “Proxy Statement”). The Company expects to commence mailing of its proxy materials to stockholders on or about October 4, 2024. References to the “Company,” “Lifecore,” “we,” or “our” in this Proxy Statement refer to Lifecore Biomedical, Inc. and, as applicable, its consolidated subsidiaries. The Company’s website and the information contained or linked therein are not part of or incorporated by reference into this Proxy Statement, regardless of any reference to the website in the Proxy Statement.

2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 7, 2024
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2024 annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on November 7, 2024 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2024, where you will be able to listen to the meeting live and vote online for the proposals described in this Proxy Statement. You will not be able to attend the Annual Meeting physically in person.

The Board has fixed the close of business on October 4, 2024 as the record date for the Annual Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Proxy Statement and proxy card are first being mailed to shareholders on or about October 4, 2024.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND VOTING

1When and where is the 2024 Annual Meeting being held?

The Annual Meeting will be a virtual meeting conducted via live webcast on November 7, 2024 at 10:30 a.m. (Central Time). You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2024. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting.

2    How can I attend the 2024 Annual Meeting?

In order to attend the virtual Annual Meeting, you can visit www.virtualshareholdermeeting.com/LFCR2024, where you will be able to listen to the meeting live, submit questions, and vote online. You will need the 16-digit control number included on your proxy card or voting instruction form. Beneficial holders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee.

Electronic entry to the meeting will begin at 10:15 a.m. (Central Time), and the meeting will begin promptly at 10:30 a.m. (Central Time). If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LFCR2024. If you cannot attend the meeting or if you are not a shareholder of record, you can still listen to the meeting, which will be available at www.lifecore.com.

Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the number listed on the log-in screen.

3    Can I vote at the 2024 Annual Meeting?

Only stockholders of record of our common stock, par value $0.001 per share (“Common Stock”), and our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

As of September 18, 2024, we had (i) 30,864,869 shares of Common Stock outstanding and entitled to vote, (ii) 43,257 shares of Series A Preferred Stock outstanding, (iii) 43,257 shares of Series A Preferred Stock entitled to vote on the Series A Preferred Director, and (iv) 43,257 shares of Series A Preferred Stock entitled to vote on the other director slots and proposals (which represents 6,056,284 shares of Common Stock that could be issued upon conversion of the shares of Series A Preferred Stock on September 18, 2024, subject to the Conversion Limits (as defined herein)).

Holders of our Common Stock are entitled to one vote for each share of Common Stock outstanding as of the Record Date. Each holder of Series A Preferred Stock is entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be convertible on the Record Date. Holders of Series A Preferred Stock are entitled to vote with the holders of the shares of Common Stock on all matters submitted to a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Conversion Limits (as defined below). Pursuant to the terms of the Series A Preferred Stock Certificate of Designations (the “Certificate of Designations”), the aggregate voting power of the Series A Preferred Stock cannot exceed 19.99% of the voting power of the Common Stock of the Company outstanding as of January 9, 2023 (the “Exchange Limit”). Additionally, subject to certain exceptions and waiver by each holder, the Company will not issue any shares of Common Stock to any respective holder of Series A Preferred Stock to the extent that such holder would be deemed to beneficially own in excess of 9.99% of the Common Stock (the “Beneficial Ownership Limit” and, together with the Exchange Limit, the “Conversion Limits”). As of the Record Date, the Exchange Limit is expected to have been met, and, as a result, the number of shares each Series A holder is considered to be entitled to vote will be reduced on a pro rata basis proportionate to each such holder’s holdings of Series A Preferred Stock, subject to the Beneficial Ownership Limit, where applicable.

Pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock have the right to nominate two director nominees to the Board (each, a “Series A Preferred Director”). With respect to Proposal No. 2, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Director nominees, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Director nominee, voting as a single class, and (2) the non-Series A Preferred Director nominees, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other proposals.

We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in “street name” through a broker, bank, or other nominee.

If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name, but the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.

4    What is a quorum?

The holders of a majority of voting power of our shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are virtually present at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares present during the Annual Meeting to determine whether a quorum is present.

5    What is the effect of giving a proxy?

Proxies are solicited by and on behalf of the Board. Ryan D. Lake, our Chief Financial Officer and Secretary, and Paul Josephs, our President and Chief Executive Officer have each been designated as the proxy holder by our Board. When proxies are properly dated, signed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described in this Proxy Statement. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned, or continued, the proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions.

6    What is the difference between holding shares as a registered holder and holding shares as a beneficial holder?

Stockholder of Record – Shares Registered in Your Name. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote during the Annual Meeting or by telephone, by Internet, or by filling out and returning the proxy card.

If you are a registered holder and properly sign and return your proxy card, your shares will be voted as you direct. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of our Board: “FOR” the election of all of the nominees, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, and “FOR” the approval of the compensation of our named executive officers.

Beneficial Owner – Shares Registered in the Name of a Bank, Broker, or Other Nominee. If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.

7     What are the proposals to be voted on, how many votes are required to approve each proposal, and what is the effect of abstentions and broker non-votes?

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement and summarized in the chart below. The holders of Series A Preferred Stock are being asked to vote on the Series A Preferred Director. The holders of both our Common Stock and Series A Preferred Stock are being asked to vote on the election of three additional directors. All of our stockholders are being asked to vote on the other proposals.

Proposal	Votes required to pass	Recommendation of the Board	Effect of abstentions and broker non-votes
PROPOSAL NO. 1 — Election of directors
Pursuant to the Company’s Bylaws, as amended (the “Bylaws”), each of (i) the Series A Preferred Director, to be voted on solely by holders of Series A Preferred Stock, and (ii) the four other directors, to be voted on by all stockholders entitled to vote thereon, shall be determined by a majority of the votes cast affirmatively or negatively.
FOR each nominee: •Matthew Korenberg; •Humberto Antunes •Nelson Obus •Katrina Houde; and •Christopher Kiper, as the Series A Preferred Director
A nominee must receive more votes cast “FOR” than votes cast “AGAINST” such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election and broker non-votes having no effect).

PROPOSAL NO. 2 — Ratification of our independent registered public accounting firm	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 3 — Advisory approval of the compensation of our named executive officers	This advisory proposal will be approved if an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.

8     How do I vote?

If you are a stockholder of record, you may:

(1) vote via the virtual meeting website. Any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2024, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 10:30 a.m. (Central Time) on November 7, 2024. Please have your 16-digit control number to join the Annual Meeting;

(2) vote via telephone or Internet. In order to do so, please follow the instructions shown on your proxy card; or

(3) vote by mail by completing, signing, and dating the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm (Eastern Time) on November 6, 2024. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote should you decide to attend the virtual Annual Meeting.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions in this Proxy Statement. You may also vote by mail or telephone by following the instructions in the voting instruction card provided to you by your broker, bank, or other nominee.

If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.

9    What is the Record Date?

The Board has fixed the close of business on October 4, 2024 as the Record Date for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company expects to commence mailing of its proxy materials to shareholders on or about October 4, 2024.

10     How can I submit a proposal for the 2025 Annual Meeting?

Pursuant to the Certificate of Incorporation and the Bylaws, only such business (including the nominations of directors) shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before any such meeting (including any director nominees), in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. Pursuant to our Bylaws, to be timely, written notice must be received by our Secretary not less than 120 calendar days before the one-year anniversary of the date on which we first mailed the proxy statement from the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the notice must be so received no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.

While the Board will consider proper stockholder proposals that are properly brought before any annual meeting, the Company reserves the right to omit from the Company’s proxy statement for the 2025 Annual Meeting (the “2025 Annual Meeting Proxy Statement”) any stockholder proposals that the Company is not required to include under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-8 thereunder.

In addition to satisfying the requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. To be timely, written notice must be postmarked or transmitted electronically to our Secretary not less than 120 calendar days before the one-year anniversary of the 2024 Annual Meeting; provided, however, that if the 2025 Annual Meeting is changed by more than 30 days from the date of the 2024 Annual Meeting, the notice must be so received no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.

Notices to our Secretary should be sent to the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.

11     When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2024 Annual Meeting. To be eligible for inclusion in the Company’s 2025 Annual Meeting Proxy Statement, a stockholder’s proposal must be received by the Company no later than June 6, 2025 and must otherwise comply with the Bylaws and Rule 14a-8 under the Exchange Act.

12     What is the effect of votes withheld, abstentions, and broker non-votes?

Shares of Common Stock and Series A Preferred Stock represented by valid, unrevoked proxies will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted in accordance with the recommendations of our Board: “FOR” each nominee in Proposal No. 1, and “FOR” each other proposal and as the proxy holder deems advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked.

Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you. Generally, brokers, banks, and other nominees that hold stock of the Company in brokerage accounts for their clients may vote uninstructed shares only on certain matters (“discretionary matters”). If a broker indicates on the enclosed proxy or its substitute that it has not received voting instructions with respect to shares held in street name with such broker and either (i) does not have discretionary authority as to certain shares to vote on a particular matter or (ii) has discretionary voting authority but nevertheless refrained from voting on the matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum but will generally not be considered as voting with respect to that matter.

For information about the impact of abstentions on each of the proposals to be voted on at the Annual Meeting, see “—What are the proposals to be voted on, and how many votes are required to approve each proposal?”

13     What if I want to change my vote?

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

(1) delivering to our Secretary a written notice, bearing a later date than your proxy, stating that the proxy is revoked;

(2)    submitting a properly signed proxy card with a later date;

(3)    voting again by telephone or Internet prior to the close of voting; or

(4)    attending and voting at the online Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Any written notice of revocation should be delivered to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.

14     Could other matters be decided at the meeting?

Our Bylaws require stockholders to notify us in advance if they intend to request a vote on any matter not described in the Proxy Statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Ryan D. Lake and Paul Josephs to vote your shares on such matters at their discretion.

15     How are votes tabulated and who will count the votes?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

16     How can I find out the results of the voting at the 2024 Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of election and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

17     How are proxies solicited? Who is paying for this proxy solicitation?

The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock and Series A Preferred Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

18     What if I do not specify a choice when returning a proxy?

All valid proxies properly executed and received by us before the Annual Meeting will be voted as directed by stockholders. Registered stockholders who submit a validly executed proxy but do not specify how they want their shares voted will have their shares voted as follows:

•“FOR” each of the director nominees;

•“FOR” the ratification of the appointment of BDO USA, P.C. as our independent auditor for fiscal year 2025; and

•“FOR” the approval, on an advisory basis, of our named executive officers’ compensation;

19     Can I view these proxy materials electronically?

Yes. You may view our 2024 proxy materials at www.proxyvote.com.

20     What is householding?

Some companies, brokers, banks, and other nominees participate in a practice commonly known as “householding,” where a single copy of our Proxy Statement and Annual Report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Secretary at the address listed above or call us at (952) 368-4300. If you are receiving multiple copies of our Proxy Statement and Annual Report at your household and wish to receive only one, please notify your bank, broker, or other nominee or contact our Chief Financial Officer at Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.

21     How can I view or request copies of the Company’s corporate documents and SEC filings?

Stockholders may access financial and other information, including certain of our corporate governance documents and our filings with the SEC, on the investor section of our website at www.ir.lifecore.com. Copies of these documents and other information are also available free of charge by sending a request to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Boulevard, Chaska, MN 55318 (telephone number: (952) 368-4300).

22     What happens if the 2024 Annual Meeting is adjourned?

If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy, as discussed under “—What if I want to change my vote?”

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Meetings and Committees

The Board held a total of 22 meetings during fiscal year 2024, and each director attended at least 75% of all Board and applicable committee meetings. All members of the Board attended our 2023 annual meeting of stockholders.

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board and which was reviewed and updated as appropriate in fiscal year 2024. The charter for each of the committees is available on the Company’s website, ir.lifecore.com.

All information provided below is as of the date of this Proxy Statement.

Audit Committee
Jeffrey L. Edwards (Chairperson) Raymond Diradoorian Katrina Houde Matthew Korenberg
The Audit Committee currently consists of Mr. Edwards (Chairperson), Mr. Diradoorian, Ms. Houde and Mr. Korenberg. In the determination of the Board, each of Mr. Edwards, Mr. Diradoorian, Ms. Houde and Mr. Korenberg meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Stock Market (“Nasdaq”) applicable to members of the Audit Committee, including the heightened independence requirements for audit committee membership pursuant to SEC requirements, and each meets the financial literacy requirements of the SEC and Nasdaq applicable to members of the Audit Committee. The Board has also determined that each of Mr. Edwards, Mr. Diradoorian, Ms. Houde and Mr. Korenberg is an “audit committee financial expert” within the meaning of applicable SEC rules.

Mr. Edwards does not intend to stand for re-election to our Board at the Annual Meeting, and Mr. Diradoorian intends to resign as a director immediately prior to the Annual Meeting.

The Audit Committee assists the Board in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining, and overseeing the Company’s independent registered public accounting firm, approving the services performed by the independent registered public accounting firm and reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for administering our Related Party Transaction Policy, and reviewing and approving all such related party transactions. The Audit Committee held ten meetings during fiscal year 2024.

Compensation Committee

Joshua E. Schechter (Chairperson) Raymond Diradoorian Nelson Obus
The Compensation Committee consists of Mr. Schechter (Chairperson), Mr. Obus, and Mr. Diradoorian. In the determination of the Board, each of Mr. Schechter, Mr. Diradoorian, and Mr. Obus meets the independence requirements of the SEC and Nasdaq applicable to members of the Compensation Committee.

Mr. Diradoorian intends to resign as a director effective immediately prior to the Annual Meeting.

The function of the Compensation Committee is to review and set the compensation of the Company’s CEO and certain of the Company’s most highly compensated officers, including salary, bonuses and other cash incentive awards, and other forms of compensation, and to administer the Company’s stock plans and approve stock equity awards. The Compensation Committee held four meetings during fiscal year 2024.

Nominating and Corporate Governance Committee
Katrina Houde (Chairperson) Jason Aryeh Jeffrey L. Edwards Nelson Obus
The Nominating and Corporate Governance Committee consists of Ms. Houde (Chairperson), Mr. Aryeh, Mr. Edwards and Mr. Obus, each of whom, in the determination of the Board of Directors, meets the current independence requirements of the SEC and Nasdaq applicable to members of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for appointment and election as executive officers and directors of the Company, oversee the Company’s corporate governance policies, and lead the annual self-evaluation of the Board of Directors. The Nominating and Corporate Governance Committee held no meetings during fiscal year 2024.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its review of director independence in September 2024. In determining the independence of each director, the Board considered all of the relevant relationships and transactions between each director (including each director’s family members) and the Company. As a result of this review, the Board affirmatively determined that all of the directors serving in fiscal year 2024 or nominated for election at the Annual Meeting are independent under the standards set forth in the Corporate Governance Guidelines and in accordance with the “independence” definition of the listing rules of Nasdaq (the “Nasdaq Listing Rules”), with the exception of Mr. Josephs. Mr. Josephs is not independent because he is employed by the Company, serving as our President and Chief Executive Officer. However, a majority of the Board is independent.

Director Selection Process

Working closely with the full Board, the Nominating and Corporate Governance Committee develops criteria for the director selection process and considers candidates for Board membership suggested by committee members, other Board members, management and stockholders.

The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experiences and backgrounds that add depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications, such as the candidates’ business experience, independence, diversity, skills, and expertise to collectively establish a number of areas of core competency of the Board, including business judgment, management, and industry knowledge. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board of Directors, and it seeks to include Board members with diverse backgrounds and experiences. As required by Nasdaq rules, information regarding self-identified gender and demographic background statistics for the Board is set forth on Appendix A. Further criteria include the candidates’ integrity and values, their willingness to devote sufficient time to attending meetings, and their ability to participate effectively on the Board of Directors and its committees.

After completing this evaluation and interviewing the prospective nominee, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the director candidate after considering the Nominating and Corporate Governance Committee’s report.

In addition, pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock currently have the right to nominate two director nominees to the Board. The current Series A Preferred Directors are Christopher Kiper and Jason Aryeh.

The Nominating and Corporate Governance Committee regularly assesses the composition of the Board and considers the extent to which the Board continues to reflect the criteria set forth above and in the Corporate Governance Guidelines, identifying any gaps in skills and experience to better inform the search process.

Cooperation Agreements

As further described in the Company’s Current Report on Form 8-K filed on July 1, 2024, on June 28, 2024, the Company entered into cooperation agreements with (i) certain affiliates of 22NW, L.P., Matthew Korenberg and Jason Aryeh, (ii) certain affiliated entities of Legion Partners, Christopher S. Kiper and Raymond T. White, and (iii) certain affiliated entities of Wynnefield Capital (collectively, the “Cooperation Agreements”), pursuant to which, among other things and subject to the terms thereof, the Board appointed Humberto C. Antunes, Paul H. Johnson, and Matthew Korenberg to the Board as independent directors, and agreed to (a) nominate Messrs. Korenberg, Obus and Antunes for election to the Board at this Annual Meeting, (b) nominate Mr. Johnson for election to the Board at the 2025 Annual Meeting, and (c) nominate Mr. Kiper as a Series A Preferred Director at this Annual Meeting and the 2025 Annual Meeting. The Company stockholders party to each of the Cooperation Agreements also each agreed, subject to certain exceptions, to vote, or cause to be voted, all shares of Common Stock and Series A Preferred Stock beneficially owned by such stockholders in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board) until the earlier of immediately after the 2025 Annual Meeting or October 31, 2025.

Corporate Governance Policies and Practices

The Company provides information about its corporate governance policies, including the Company’s Code of Business Conduct, Corporate Governance Guidelines, and charters for the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board on the Corporate Governance page of its website, ir.lifecore.com.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the applicable requirements for service on such committees of the SEC and Nasdaq.

•The independent members of the Board of Directors meet at each board meeting, and at least twice per year, in executive sessions without the presence of management or non-independent directors. The Board has designated Ms. Houde as non-executive Chairperson of the Board, who, among other duties, is responsible for presiding over executive sessions of the independent directors and setting the agenda for each board meeting with the CEO and with input from the independent directors.

•The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters.

•The Company has adopted a Code of Business Conduct, which contains our Code of Ethics, which applies to all its directors, officers, and employees (including the Company’s principal executive officer, principal financial officer, principal accounting officer, and all members of the Company’s finance department). Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s principal executive officer, principal financial officer or principal accounting officer, will be disclosed either on the Company’s website or in a Current Report on Form 8-K.

Leadership Structure of the Board of Directors

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairperson of the Board and CEO in the way that it believes is in the best interests of the Company.

The Board also believes that the appointment of a non-executive Chairperson allows the CEO, who also possesses significant business and industry knowledge, to lead and speak on behalf of both the Company and the Board, while also providing for effective independent oversight by non-management directors through a non-executive Chairperson. The current Chairperson is Ms. Houde.

At each Board meeting, the non-executive Chairperson presides over an executive session of the non-management directors without the presence of management. The non-executive Chairperson may also call additional meetings of the non-management directors as he deems necessary.
The Board also adheres to sound corporate governance practices, as reflected in the Company’s corporate governance policies, which the Board of Directors believes has promoted, and continues to promote, the effective and independent exercise of leadership by the Board for the Company and its stockholders.

Code of Business Conduct

We have adopted a Code of Business Conduct, which contains our Code of Ethics for our directors, officers, employees, and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on the Company’s website at ir.lifecore.com. If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.lifecore.com.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees, as well as their immediate family members and entities owned or controlled by them, and that is designed to promote compliance with insider trading laws, rules, and regulations.

Stockholder Communications

Our Board welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board, the independent directors as a group, or to any director in particular, including the Chairperson, by sending such communication to the Company’s Secretary, at the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318. Any correspondence addressed to the Board or to any one of our directors will be promptly forwarded to the addressee. The independent directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the Company’s independent registered public accounting firm, our internal auditor, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the Company’s independent registered public accounting firm and our internal auditor, together with management’s response. Our Nominating and Corporate Governance Committee has responsibility for matters relating to corporate governance. As such, the charter for our Nominating and Corporate Governance Committee provides for the committee to periodically review and discuss our corporate governance guidelines and policies.
The Board has adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover the portion of such compensation that was based on the erroneous financial data. Effective November 30, 2023, the Board adopted a compensation recoupment policy that applies to all incentive compensation received by a covered officer on or after October 2, 2023 and requires recoupment of recoverable incentive compensation in the event of certain accounting restatements. The compensation recoupment policy is designed to comply with Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, as well as Nasdaq Listing Rules.
The Board of Directors has also evaluated privacy protection, cybersecurity, and information security in an effort to mitigate the risk of cyber-attacks and to protect the Company’s information and that of its customers and suppliers. Based on this review, the Board of Directors has determined that such risks are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Compensation Committee. None of the Compensation Committee’s current members has at any time been an officer or employee of Lifecore. None of Lifecore’s executive officers currently serve, or in the past fiscal year have served, as members of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Lifecore’s Board of Directors or the Compensation Committee.
Compensation of Directors

The following table sets forth compensation information for fiscal year 2024 for each member of our Board of Directors who was not an executive officer during fiscal year 2024. Mr. Hall, who resigned as our CEO and a director in May 2024, did not receive any compensation for his service on the Board during fiscal year 2024.

Name	Fee Earned or Paid in Cash	Stock Awards	Other	Total
Craig A. Barbarosh	$155,000	$150,000	$—	$305,000
Nathaniel Calloway	$50,000	$150,000	$—	$200,000
Raymond Diradoorian	$70,000	$150,000	$—	$220,000
Jeffrey L. Edwards	$75,000	$150,000	$—	$225,000
Katrina Houde	$70,000	$150,000	$—	$220,000
Christopher Kiper	$50,000	$150,000	$—	$200,000
Nelson Obus	$65,000	$150,000	$—	$215,000
Joshua E. Schechter	$70,000	$150,000	$—	$220,000
As of May 26, 2024, there were no outstanding options held by members of the Board. As of May 26, 2024, the aggregate number of shares subject to outstanding restricted stock unit (“RSU”) awards held by the members of the Board was: Mr. Barbarosh -18,128 shares; Mr. Diradoorian - 18,128 shares; Mr. Edwards - 18,128 shares; Ms. Houde - 18,128 shares; Mr. Obus - 18,128 shares; Mr. Schechter - 18,128 shares; Dr. Calloway - 18,128 shares; and Mr. Kiper - 18,128 shares.

The 2024 annual cash retainer fee and per-meeting fees paid to non-employee directors of the Company are detailed in the following table:

Position	Annual Retainer Fees paid
Non-employee Director	$50,000
Audit Committee	$10,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$5,000
In lieu of the annual cash retainers paid to members of the committees as described above, for fiscal year 2024, the Company paid annual retainers and per-meeting fees to each of the chairs of the committee as shown below. In addition, the Chairperson of the Board received a separate annual retainer equal to the amount indicated in the table below:

Annual Cash Retainer for	Annual Retainer Fees paid
Chairperson of the Board	$95,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Chair	$10,000

Consistent with the general industry trend toward fixed-value RSU awards, each non-employee director receives an annual RSU award based on the fair market value of the Company’s Common Stock on the date of the grant and vesting on the first anniversary of the date of grant. On June 1, 2023, current directors were granted an RSU award with a fair market value of $150,000 covering 18,182 shares of stock.
Stock Ownership Requirements

The Board has determined that ownership of the Company’s Common Stock by officers and directors promotes a focus on long-term growth and aligns the interests of the Company’s officers and directors with those of its stockholders. As a result, the Board has adopted stock ownership guidelines stating that the Company’s non-employee directors and its executive officers should maintain certain minimum ownership levels of Common Stock. Under these guidelines, each non-employee director of the Company is expected to maintain ownership of Common Stock having a value of at least three times the amount of the annual cash retainer paid for service as a non-employee director. For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs. All non-employee directors of the Company that have served for at least five years were in compliance with these guidelines as of May 26, 2024. For information on the compliance of our executive officers with our stock ownership guidelines, please see “Compensation Discussion and Analysis—Executive Stock Ownership Requirements.”

Newly elected directors have five years from the date they are elected to meet these guidelines. In the event a non-employee director’s cash retainer increases, he or she will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, directors are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay the exercise price.

Executive Officers of the Company

The following sets forth certain information with regard to each of our current executive officers. Ages are as of September 23, 2024.

Name	Age	Position
Paul Josephs	59	President. Chief Executive Officer and Director
Ryan D. Lake	47	Executive Vice President and Chief Financial Officer, and Secretary

For biographical information on Mr. Josephs, please see “Proposal No. 2: Election of Directors—Director Biographies.”

Ryan D. Lake, most recently served as the Chief Financial Officer of Societal CDMO, Inc., a bi-coastal contract development and manufacturing organization, or CDMO, with capabilities spanning pre-investigational new drug development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus on small molecules. Mr. Lake served as the Chief Financial Officer of Societal CDMO (formerly Recro Pharma, Inc.), which was a public company and listed on the Nasdaq Stock Market, from January 2018 until its sale to CoreRx, Inc. in April 2024. He remained with Societal CDMO after the sale to CoreRx during a transition period that ended in May 2024. As Societal CDMO’s Chief Financial Officer, Mr. Lake was responsible for all finance and accounting functions, SEC reporting, investor relations, and information technology and security. He also played an instrumental role in the sale of Societal CDMO to CoreRx in April 2024. Mr. Lake previously served as Societal CDMO’s Senior Vice President of Finance and Chief Accounting Officer from June 2017 to January 2018. Mr. Lake also concurrently served as the Chief Financial Officer of Baudax Bio, Inc. taking the company public when Recro Pharma, Inc. spun-out its Acute Care Division from its Contract Development and Manufacturing Organization from November 2019 to March 2021. Prior to joining Societal CDMO, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately held, commercial-stage, medical device company from July 2015 to June 2017. In addition to responsibility for all of Aspire Bariatrics’ finance and accounting and human resources functions, Mr. Lake supported Aspire Bariatrics through multiple rounds of capital raising and commercial scale-up and product launch. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Interim Chief Financial Officer and Senior Director of Finance, with Kensey Nash Corporation, a Nasdaq- listed medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and Chartered Global Management Accountant.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws currently provide for no fewer than six and no more than twelve directors. The authorized number of directors is currently set at eight. Mr. Edwards does not intend to stand for re-election to our Board at the Annual Meeting, and Mr. Diradoorian intends to resign as a director immediately prior to the Annual Meeting. Accordingly, the Board shall reduce its size from eleven to nine directors, to be effective upon the commencement of the Annual Meeting. At the Annual Meeting, five directors will be elected: one solely by the holders of the Series A Preferred Stock and four by the holders of both our Common Stock and Series A Preferred Stock, voting together as if they were a single class.

As described in more detail under “Corporate Governance—Board of Directors Meetings and Committees,” in considering candidates for election to the Board, the Nominating and Corporate Governance Committee considers a number of factors, including the ability of prospective nominees to represent the interests of our stockholders, the extent to which the prospective nominees contribute to the range of talent, skill, and expertise appropriate for the Board, and the extent to which the prospective nominees facilitate the reflection of directors with diverse backgrounds and experiences. Pursuant to the Cooperation Agreement, the Board has nominated Mr. Korenberg and Mr. Antunes for election as directors and Mr. Kiper for election as the Series A Preferred Director at the Annual Meeting. See “Corporate Governance and Board Matters—Cooperation Agreement” for additional information.

The Non-Series A Preferred Directors to be Elected by All Stockholders

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated, and recommends that stockholders elect, the following individuals to serve as non-Series A Preferred Directors:

•Katrina L. Houde,
•Matthew Korenberg,
•Humberto C. Antunes, and
•Nelson Obus.

The Series A Preferred Director to be Elected Only by Series A Preferred Stockholders

The Certificate of Designations provides that, so long as 30% of the amount of Series A Preferred Stock issued on the first date of the issuance of Series A Preferred Stock remains outstanding, holders of the Series A Preferred Stock have the right, voting separately as a single class, to nominate one or more persons for election to the Board to fill any vacancy created in any year in which a Series A Preferred Director’s term expires. Pursuant to the Cooperation Agreement, the Board has nominated, and recommends that stockholders re-elect, Christopher Kiper as the Series A Preferred Director to be elected at the Annual Meeting.

All directors elected at the Annual Meeting will serve for a term expiring at the 2025 Annual Meeting and until their successors are duly elected and qualified.

The biographies and qualifications of the director nominees named in this Proposal No. 1 are set forth below under “Director and Director Nominee Biographies.”

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NOMINEES:

•KATRINA L. HOUDE,
•MATTHEW KORENBERG,
•HUMBERTO C. ANTUNES,
•CHRISTOPHER KIPER, AND
•NELSON OBUS.

Director and Director Nominee Biographies

The following sets forth certain information with regard to each of our current directors and director nominees. Ages are as of September 23, 2024.

Current Directors

Name	Age	Position	Director Since	Director Class
Katrina L. Houde	66	Director, Chairperson of the Board	2019	Class 1
Jason Aryeh	56	Director	2024	Class 2
Humberto C. Antunes	63	Director	2024	Class 1
Raymond Diradoorian	67	Director	2022	Class 2
Jeffrey L. Edwards	64	Director	2020	Class 1
Paul Johnson	66	Director	2024	Class 2
Paul Josephs	59	President, Chief Executive Officer and Director	2024	Class 2
Christopher Kiper	53	Director	2023	Class 1
Matthew Korenberg	49	Director	2024	Class 1
Nelson Obus	77	Director	2018	Class 1
Joshua E. Schechter	51	Director	2020	Class 2

Katrina L. Houde has served as a member of the Board since August 5, 2019. Ms. Houde is currently serving as an independent advisor to select food companies. In January 2024 Ms. Houde joined the board of directors for Brimich Logistics a privately held warehousing and logistics company in Canada. Ms. Houde has served on the Board of Directors at SunOpta, Inc. (NASDAQ:STKL) since January 2000 through September 2024, where she also served as Chair of the Compensation Committee and as a member of the Audit Committee until November 2016. Ms. Houde served as Interim CEO for SunOpta, Inc. on two occasions, from October 2016 until March 2017 and again from January to March of 2019, and was instrumental in leading a major operational turnaround. Before and between her roles as Interim CEO of SunOpta, Inc., Ms. Houde had various consulting engagements in the food industry. Prior to becoming a food industry consultant, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp., from January 1999 to March 2000 and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a member of the Board of Directors of a number of private and charitable organizations. Ms. Houde holds an Honours Bachelor of Commerce degree from the University of Windsor.

The Board believes that Ms. Houde’s extensive experience in senior management and corporate strategy roles, as well as her service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.

Jason Aryeh has served as a member of the Board since August 2024. Mr. Aryeh has more than 25 years of equity investment experience focused on the life sciences industry. He is the Founder and Managing General Partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors. He has served in such capacity since 1997. Mr. Aryeh currently serves on the board of directors of Ligand Pharmaceuticals Incorporated (Nasdaq: LGND), Orchestra BioMed (Nasdaq: OBIO), and Anebulo Pharmaceutical (Nasdaq: ANEB). He serves as Chairman of Ligand’s Nominating & Governance and on its Compensation Committee, as Chairman of Orchestra’s Nominating & Governance and on its Audit Committee, on Lifecore’s Nominating & Governance Committee, and as Chairman of Anebulo’s Nominating & Governance and on its Audit Committee. Since 2006, Mr. Aryeh has served on the board of directors or as a consultant to over fifteen public and private life sciences companies and charitable foundations, including the Cystic Fibrosis Foundation’s Therapeutics board from February 2011 to February 2018. Mr. Aryeh earned a B.A. in Economics, with honors, from Colgate University and is a member of the Omnicron Delta Epsilon Honor Society in Economics.

The Board believes that Mr. Aryeh’s extensive experience in the equity investments and life sciences, as well as his service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.

Humberto Antunes has served as a member of the Board since August 2024. Mr. Antunes is an entrepreneur in healthcare, with 40 years of experience in the industry. Mr. Antunes has served as a Partner at Gore Range Capital LLC, a venture capital company focused on healthcare, since May 2017. Mr. Antunes also serves as a member of the board of directors of Novaestiq, Inc., a privately owned aesthetic medicine company, since June 2021. Mr. Antunes served as CEO of Nestle Skin Health S.A., a subsidiary of Nestle S.A., from June 2014 to December 2016. From April 2004 to December 2016, Mr. Antunes served as CEO of Galderma Pharma S.A., a subsidiary of Nestle Skin Health S.A., where he also served as chairperson of its board of directors from June 2014 to December 2016. Prior to his time at Galderma, Mr. Antunes served as President, North America at Galderma Laboratories, L.P., from January 2001 to April 2004. For two decades, Mr. Antunes serves on the board of directors of the American Skin Association. Mr. Antunes received a Bachelor of Science in Business Administration from the University of Nebraska.

The Board believes that Mr. Antunes is well qualified to serve on the Board because of his extensive experience in the healthcare industry as an executive and board member.

Paul Johnson has served as a member of the Board since August 2024. Mr. Johnson has significant CDMO experience, with over 30 years of broad and diverse executive management and board roles within the pharmaceutical and medical device industries. Mr. Johnson has been a member of the board of directors of Lil’ Drug Store Products, a privately owned supplier of healthcare products to convenience stores, since June 2005, where he also has served on the compensation committee since November 2018. Mr. Johnson has also been a member of the board of directors of Tjoapack, a privately owned CDMO company, since December 2022, where he is a member of its compensation committee, as well as executive chairman. He has also served on the board of directors of Phosphorex, a privately owned CDMO company, since January 2023. Additionally, Mr. Johnson served on the board of directors of MedPharm Ltd., a privately owned CDMO company, from November 2018 to January 2024, where he served as executive chairman and was a member of its compensation committee from November 2020 to January 2024. Since 2018, Mr. Johnson has served as an Operating Partner at Ampersand Capital Partners, a private equity firm focused on healthcare companies. Prior to joining Ampersand, Mr. Johnson was President and CEO of Renaissance Pharmaceuticals and DPT, a CDMO, from 2015 to 2016, and President from 2002 to 2015. Mr. Johnson received a Bachelor of Arts in Spanish and Speech Communication from the University of Texas El Paso, as well as a Masters in Business Administration from Southern Methodist University.

The Board believes that Mr. Johnson is well qualified to serve on the Board because of his extensive experience in the CDMO industry as both an executive and board member.

Paul Josephs has served as a member of the Board and as our President and Chief Executive Officer since May 2024. Mr. Josephs previously served as President and Chief Executive Officer, and as a member of the board of directors, of Woodstock Sterile Solutions, a contract development and manufacturing company, from 2021 to April 2024. Prior to joining Woodstock, Mr. Josephs served as Head of CDMO – Global Business Development at Viatris Inc. (Nasdaq: VTRS) from 2016 to 2021. Mr. Josephs also served in numerous roles at DPT Laboratories from 1997 until it was acquired by Viatris, including most recently as Senior Vice President, Sales, Marketing and Corporate Development. Mr. Josephs received a B.A. from the University of Western Ontario in Canada.

The Board believes that Mr. Josephs is well qualified to serve on the Board because he has over 30 years of experience in the pharmaceutical industry, including more than 25 years of contract development and manufacturing organization (“CDMO”) experience. As Lifecore’s CEO, Mr. Josephs also possesses both operational and strategic insights into the Company, making him a critical tether between the Board and the Company’s executive officers.

Christopher Kiper has served as a member of the Board since January 2023. Mr. Kiper has served as a Co-Founder, Managing Director and Chief Investment Officer of Legion Partners Asset Management, LLC (“Legion”), an investment fund focused on accumulating large ownership stakes in undervalued U.S. small-cap companies, since April 2012, and at Legion’s predecessor entities from January 2010 to April 2012. Prior to co-founding Legion, he served as Vice President at Shamrock Capital Advisors, the alternative investment vehicle of the Disney family, where he served as Portfolio Manager of the Shamrock Activist Value Fund, a concentrated, long-only, activist fund, from April 2007 to January 2010. Before that, Mr. Kiper founded and operated the Ridgestone Small Cap Value Fund, a small-cap targeted activist fund in association with the Ridgestone Corporation, an investment firm, from June 2000 to June 2007. From 1998 to 2000, he served as the Director of Financial Planning at Global Crossing Ltd., a telecommunications company that provided computer networking services. Mr. Kiper began his career as an Auditor at Ernst & Young Global Limited, an international tax, consulting and advisory service, from 1994 to 1997. Mr. Kiper received a B.S.B.A. in Accounting from the University of Nebraska in 1993.

The Board believes that Mr. Kiper is well qualified to serve on the Board of Directors because of his extensive experience as an investor and advisor to small-cap public companies and his financial expertise.

Matthew Korenberg has served as a member of the Board since August 2024. Mr. Korenberg is a seasoned executive with significant leadership experience in the healthcare industry. He has served as President and Chief Operating Officer of public biotechnology company Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) since November 2022 and, prior to that, as the company’s Chief Financial Officer since August 2015. Prior to Ligand Pharmaceuticals, Mr. Korenberg was the founder, Chief Executive Officer, and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg served as a Managing Director and member of the healthcare investment banking team at The Goldman Sachs Group (NYSE: GS) from July 1999 to August 2013. During his 14-year tenure at Goldman Sachs, Mr. Korenberg focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. Mr. Korenberg serves on the board of directors, including the audit and compensation committees, of Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a public company that develops and manufactures oncology focused therapeutics and diagnostic products. He earned a B.B.A. in Finance and Accounting from the University of Michigan.

The Board believes that Mr. Korenberg is well qualified to serve on the Board because of his extensive experience in the healthcare industry, financial roles and investment banking

Nelson Obus has served as a member of the Board since October 2018. Mr. Obus is a co-founder, President, and Chief Investment Officer at Wynnefield Capital, Inc. which he co-founded with Joshua Landes in November 1992. Mr. Obus manages the firm, oversees its investment portfolio. Mr. Obus served as a board member at Williams Industrial Services from June 2016 to October

2023. Previously, from January 1990 until September 1992, he was the director of research at Schafer Capital Management, Inc. Prior to that, Mr. Obus was a director of sell side research in the equity sales department at Lazard Frères & Co. Before that, he was a manager at Massachusetts Department of Environmental Management. Mr. Obus holds a Bachelor of Arts degree from New York University and a Master of Arts in political science from Brandeis University.

The Board believes that Mr. Obus’ extensive financial experience with technology and small- to middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager.

Joshua E. Schechter has served as a member of the Board since October 2020. He is a private investor and public company director. He has served as a director of Viad Corp (NYSE: VVI), an S&P SmallCap 600 international experiential services company, since April 2015. Mr. Schechter served as a member of the Board of Directors of Bed Bath & Beyond (Nasdaq: BBBY) from May 2019 to September 2023, as Chairman of its Audit Committee. He also served as Chairman of the Board of Directors of Support.com, Inc. (Nasdaq: SPRT), a leading provider of cloud-based software and services, from June 2016 to September 2021. From April 2018 to January 2020, he served as Chairman of the Board of Directors of SunWorks, Inc. (Nasdaq: SUNW), a premier provider of high-performance solar power solutions. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, served as Co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter earned a Master of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.

The Board believe that Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries, together with his managerial and public company board experience, provides valuable insight to the Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of BDO USA, P.C. as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 25, 2025, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such an appointment, the Audit Committee may reconsider its selection.

Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm from 2008 to March 20, 2024. On March 20, 2024, the Company received notice from EY that it was declining to stand for reappointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 26, 2024.

EY’s report on the Company’s consolidated financial statements for the fiscal year ended May 28, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. EY’s report on the Company’s consolidated financial statements for the fiscal year ended May 29, 2022 contained an explanatory paragraph related to the Company’s ability to continue as a going concern but did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

During the 2022 and 2023 fiscal years and the subsequent interim period through March 20, 2024, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC pursuant to the Exchange Act) with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports on the Company’s financial statements for such years. There were also no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that EY issued an adverse opinion in their report on internal control over financial reporting as of May 28, 2023, and May 29, 2022 as a result of material weaknesses in the Company’s internal control over financial reporting that the Company reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended May 29, 2022, filed with the SEC on March 16, 2023, and its Annual Report on Form 10-K for the fiscal year ended May 28, 2023, filed with the SEC on March 20, 2024.

On April 29, 2024, the Audit Committee approved the engagement of BDO USA, P.C. to replace Ernst & Young LLP, effective immediately. Representatives of BDO USA, P.C. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed to the Company for professional services rendered by BDO USA, P.C., our independent registered accounting firm, and Ernst & Young LLP, our former independent registered accounting firm, for the fiscal years ended May 26, 2024 and May 28, 2023.

	BDO USA, P.C.	Ernst and Young, LLP
Fee Category	Fiscal Year 2024	Fiscal Year 2023
Audit Fees	$3,313,365	$5,288,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	27,640	—
Total	$3,341,005	$5,288,000

Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consultations on matters addressed during the current audit or interim reviews.

Audit Committee Pre-Approval Policies

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 25, 2025.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section (the “CD&A”) of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Board and the Compensation Committee made in fiscal year 2024 with respect to the compensation of our named executive officers. As required by Section 14A of the Exchange Act, we are providing stockholders with a non-binding, advisory vote on the compensation of our named executive officers as described in this Proxy Statement, which is sometimes referred to as a “say-on-pay” vote. The Board is asking stockholders to cast a non-binding, advisory vote for the following resolution:

“RESOLVED, that the fiscal 2024 compensation paid to Lifecore Biomedical, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the proxy statement for the Company’s 2024 annual meeting of stockholders, is hereby APPROVED.”

We urge stockholders to read the CD&A, as well as the Summary Compensation Table and related compensation tables directly following the CD&A, which provide detailed information on the Company’s compensation policies and practices.

As we describe in the CD&A, our executive compensation program is designed to attract, reward and retain talented officers and embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. The 2024 program reflects the ongoing transition from Landec to Lifecore, including a CEO transition with compensation set below the median of our life sciences peer groups. Executive compensation is allocated between base salaries and short-term incentives and long-term incentive compensation. The base salaries are fixed in order to provide the executives with a stable cash income, which allows them to focus on the Company’s strategies and objectives as a whole, while the short- and long-term incentive compensation are designed to both reward the named executive officers based on the Company’s overall performance and align the named executive officers’ interests with those of our stockholders. Our annual cash incentive award program is intended to encourage our named executive officers to focus on specific short-term goals important to our success. Our executive officers’ annual cash incentive awards are determined based on objective performance criteria. The Company’s current practice with respect to long-term incentive compensation is to grant our named executive officers primarily stock options and time-vesting restricted stock units. This equity mixture emphasizes options to reward growth, while utilizing restricted stock units for retention. Grants are subject to vesting schedules, to help ensure that executives always have significant value tied to long-term stock price performance.

For these reasons, the Board is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT

Composition

The Audit Committee consists of the four directors whose names appear below and operates under a written charter adopted by the Board of Directors, which is available on our website at ir.lifecore.com. Each member of the Audit Committee meets the independence and financial experience requirements of the Nasdaq and the SEC currently in effect. In addition, the Board of Directors has determined that each of Mr. Edwards, Mr. Diradoorian, Ms. Houde and Matthew Korenberg is an audit committee financial expert, as defined by the rules and regulations of the SEC.

Responsibilities

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm and assisting the Board of Director’s oversight of the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm.

Review with Management and Independent Auditors

The Audit Committee held ten meetings during fiscal year 2024. The Audit Committee met and held discussions with management. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended May 26, 2024 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 26, 2024 with management and the Company’s independent registered public accounting firm.

The Audit Committee also met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting, and all other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO USA, P.C. required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with BDO USA, P.C. its independence.

Summary

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024, as filed with the SEC.

This report is submitted by the Audit Committee.

Jeffrey L. Edwards (Chairperson)
Katrina L. Houde
Raymond Diradoorian
Matthew Korenberg

The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock and Series A Preferred Stock as of September 18, 2024 as to (i) each person who is known by the Company to beneficially own more than 5% of any class of the Company’s voting stock, (ii) each of the Company’s directors and director nominees, (iii) each of the named executive officers named in the Summary Compensation Table of this Proxy Statement, and (iv) all directors and executive officers as a group. The business address of each director, director nominee, and executive officer named below is c/o Lifecore Biomedical, Inc., 3515 Lyman Blvd., Chaska, MN 55318.
The number of shares of stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to such shares.

	Shares Beneficially Owned
Name	Number of Shares of Common Stock(1)		Percent of Common Stock	Series A Preferred Stock Owned		Percent of Series A Preferred Stock	Combined Voting Power
5% Stockholder
Wynnefield Capital, Inc.	4,918,979	(2)	15.67%	3,628		8.39%	15.67%
Legion Partners Asset Management, LLC	4,922,049	(3)	14.99%	13,954		32.26%	14.99%
Cove Street Capital, LLC	1,608,157	(4)	5.13%	3,349	(5)	7.74%	5.13%
22NW, LP	4,099,529	(6)	12.34%	16,745		38.71%	12.34%
Greenhaven Road Investment Management, LP	1,902,639	(7)	6.16%				6.16%
325 Capital	781,456		2.47%	5,582	(8)	12.90%	2.47%

Directors, Nominees, and Named Executives
Jason Aryeh	—		—	—		—	—
Humberto Antunes	3,000		*	—		—	*
Raymond Diradoorian	39,978		*	—		—	*
Jeffrey Edwards	49,667		*	—		—	*
Katrina L. Houde	59,906		*	—		—	*
Paul Johnson	—		—	—		—	—
Christopher Kiper	4,922,049	(3)	14.99%	13,954		32.26%	14.99%
Matthew Korenberg	—		—	—		—	—
Nelson Obus	4,918,979	(2)	15.67%	3,628		8.39%	15.67%
Joshua E. Schechter	59,667		*	—		—	*
Paul Josephs	16,025		*	—		—	*
Ryan D. Lake	—		—	—		—	—
James G. Hall	677,949	(9)	2.20%	—		—	2.20%
John D. Morberg	467,240	(10)	1.51%	—		—	1.51%

All current directors and executive officers as a group (12 persons)	10,069,271		28.21%	17,582		41.41%	28.21%

* Represents beneficial ownership of less than 1%

(1)The number of shares of Common Stock beneficially owned by each holder reflects the total number of shares of Common Stock each such holder is deemed to beneficially own as of September 18, 2024, plus any shares of Common Stock that could be issued within 60 days of September 18, 2024 upon conversion of shares of Series A Preferred Stock beneficially owned by such holder, taking into account the Conversion Limits, including the Exchange Limit, which the Company met earlier this year.
(2)This information is based solely on an Amendment No. 10 to Schedule 13D filed on July 5, 2024 by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus

and Joshua Landes (collectively, the “Wynnefield Investors”) reporting beneficial ownership as of July 2, 2024. According to the Schedule 13D/A, (i) Wynnefield Partners I has sole voting and sole dispositive power over 2,216,667 shares (including 243,814 shares issuable upon conversion of certain share of Series A Preferred Stock); (ii) Wynnefield Partners has sole voting and sole dispositive power over 1,396,408 shares (including 162,543 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Wynnefield Offshore has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iv) Wynnefield Plan has sole voting and sole dispositive power over 367,350 shares; (v) WCM has sole voting and sole dispositive power over 3,613,075 shares (including 406,357 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vi) WCI has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vii) Mr. Obus has sole voting and sole dispositive power over 88,687 shares and shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock), and (viii) Mr. Landes has shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock). The address for each of the Wynnefield Investors is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(3)This information is based solely on an Amendment No. 8 to Schedule 13D filed on July 1, 2024 by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White (collectively the “Legion Investors”) reporting beneficial ownership as of July 1, 2024. According to the Schedule 13D/A, (i) Legion Partners, L.P. I, has shared voting and shared dispositive power over 4,593,174 shares (including 1,820,218 shares issuable upon conversion of certain shares of Series A Preferred Stock); (ii) Legion Partners, L.P. II, has shared voting and shared dispositive power over 340,071 shares (including 173,187 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Legion Partners, LLC has shared voting and shared dispositive power over 4,933,545 shares (including 1,993,405 shares issuable upon conversion of certain shares of Series A Preferred Stock) (iv) Legion Partners Asset Management, LLC has shared voting and shared dispositive power over 4,961,614 shares (including 1,993,405 shares issuable upon conversion of certain shares of Series A Preferred Stock) , and (iv) each of Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White has shared voting and shared dispositive power over 4,961,814 shares (including 1,993,405 shares issuable upon conversion of certain shares of Series A Preferred Stock). Each of Messrs. Kiper and White, as a managing director of Legion Partners Asset Management, LLC and a managing member of Legion Partners Holdings, LLC, may be deemed the beneficial owner of the (i) 4,593,174 shares beneficially owned by Legion Partners, L.P. I, (ii) 340,371 shares beneficially owned by Legion Partners, L.P. II, (iii) 200 shares beneficially owned by Legion Partners Holdings, LLC, and (iv) 28,069 shares that were granted to Mr. Kiper in his capacity as a director of the Company. The address for each of the Legion Investors is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

(4)This information is based solely on an Amendment No. 1 to Schedule 13D filed on August 15, 2023 by Cove Street Capital LLC (“Cove Street”), Jeffrey Bronchick and CSC Partners Fund, LP (collectively, the “Cove Street Investors”) reporting ownership as of August 15, 2023. According to the Schedule 13D/A, (i) Cove Street has sole voting and dispositive power over 267,179 shares, shared voting power over 1,094,183 shares and shared dispositive power over 1,583,440 shares; (ii) Mr. Bronchick reported sole voting and dispositive power over 5,303 shares, shared voting power over 1,336,201 shares, and shared dispositive power over 1,583,440 shares; and (iii) CSC Partners Fund, LP has sole voting and dispositive power over 267,179 shares. Mr. Bronchick is a Principal and Portfolio Manager of Cove Street Capital, LLC. Cove Street Capital, LLC is a controlling owner of CSC Partners, LLC, which serves as the general partner of CSC Partners Fund, LP. The address for each of the Cove Street Investors is 525 South Douglas Street, Suite 225, El Segundo, California, 90245.

(5)Includes (i) 1,674.46 shares of Series A Preferred Stock over which each of Cove Street Capital, LLC and Mr. Bronchick has sole voting power; (ii) 1,647.46 shares of Series A Preferred Stock over which CSC Partners Fund, LP has sole voting and dispositive power. Mr. Bronchick is a Principal and Portfolio Manager of Cove Street Capital, LLC. Cove Street Capital, LLC controls CSC Partners Fund, LP. The address for each of the Cove Street Investors is 525 South Douglas Street, Suite 225, El Segundo, California, 90245.

(6)This information is based solely on an Amendment No. 5 to a Schedule 13D filed on July 1, 2024 by 22NW Fund, LP (“22NW Fund”), 22NW, LP (“22NW”), 22NW Fund GP, LLC (“22NW GP”), 22NW GP, Inc. (“22NW Inc.”), Aron R. English, Bryson O. Hirai-Hadley, Nathaniel Calloway, Jason Aryeh, Richard Cunningham, Matthew Korenberg, Elaine Thibodeau, and Beau Garrett (collectively, the “22NW Investors”). According to the Schedule 13D/A, the 22NW Investors hold (i) 4,103,221 shares (including 2,348,060 shares issuable upon conversion of certain shares of Series A Preferred Stock) over which each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English has sole voting and dispositive power; (ii) 583 shares over which Mr. Hirai-Hadley has sole voting and dispositive power and (iii) 28,069 shares over which Dr. Calloway has sole voting and dispositive power. 22NW Inc. is the general partner of 22NW, which is the investment manager of 22NW Fund. 22NW GP is the general partner of 22NW Fund. Mr. English is the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc. Mr. Hirai-Hadley is head of research and partner at 22NW, and Dr. Calloway is an analyst and partner at 22NW. By virtue of their respective positions with 22NW Fund, each of 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund. None of Messrs. Aryeh, Cunningham, Korenberg or Garrett, nor Ms. Thibodeau, has the sole power to vote and dispose of any shares. The address of the principal office of each of 22NW Fund, 22NW, 22NW GP,

22NW Inc., Mr. English and Dr. Calloway is 590 1st Avenue South, Unit C1, Seattle, WA 98104. The principal business address of Mr. Aryeh is 34 Sumner Rd., Greenwich, CT 06831; of Mr. Cunningham is 73 Pin Pack Rd., Ridgefield, CT 06877; of Mr. Garrett is 15261 Telcom Drive, Brooksville, FL 34604; of Ms. Thibodeau is 2020 Derbyshire Road, Furlong, PA 18925; and of Mr. Korenberg is 712 Sturbridge Drive, Bryn Mawr, PA 19010.

(7)This information is based solely on a Schedule 13G filed on June 30, 2023 by Scott Miller, Greenhaven Road Investment Management, LP (“Greenhaven IM”), MVM Funds, LLC (“MVM”), Greenhaven Road Capital Fund 1, L.P. (“Greenhaven Fund 1”), and Greenhaven Road Capital Fund 2, L.P (“Greenhaven Fund 2” and, together with Greenhaven Fund 1, the “Funds”) (collectively, the “Greenhaven Investors”) reporting beneficial ownership as of June 21, 2023. According to the Schedule 13G, (i) each of Scott Miller, Greenhaven IM, and MVM has sole voting and sole dispositive power over 1,902,639 shares, (ii) Greenhaven Fund 1 has sole voting and sole dispositive power over 872,741 shares, and (iii) Greenhaven Fund 2 has sole voting and dispositive power over 1,029,898 shares, with the Funds directly owning the shares reported on the Schedule 13G. Greenhaven IM is the investment manager of Greenhaven Fund 1 and Greenhaven Fund 2. MVM is the general partner of each Greenhaven Fund 1, Greenhaven Fund 2 and Greenhaven IM. Mr. Miller is the controlling person of MVM. Accordingly, Mr. Miller, Greenhaven IM and MVM may be deemed to beneficially own the Common Stock directly owned by the Funds. The address for each of the Greenhaven Investors is 8 Sound Shore Drive, Suite 190, Greenwich, CT, 06830.

(8)Includes (i) 864 shares of Series A Preferred Stock held by 325 Capital Master Fund; (ii) 463 shares of Series A Preferred Stock held by Gothic ERP 649947; (iii) 2,508 shares of Series A Preferred Stock held by Gothic Corp 649429; (iv) 935 shares of Series A Preferred Stock held by Gothic JBD LLC 650324; and (v) 810 shares of Series A Preferred Stock held by Gothic HSP Corp 649359 (collectively, the “325 Capital Investors”). 325 Capital Master Fund LP has voting and investment discretion over the securities held by each of the 325 Capital Investors. The address for each of the 325 Capital Investors is 280 S Mangum St., Suite 210 Durham, NC 27701.

(9)Mr. Hall ceased serving as our President and Chief Executive Officer on May 19, 2024. Information is based on Forms 4 filed with the Securities and Exchange Commission and Lifecore records.

(10)Mr. Morberg ceased serving as our Chief Financial Officer on September 2, 2024. Information is based on Forms 4 filed with the Securities and Exchange Commission and Lifecore records.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis ("CD&A") describes the philosophy, objectives and structure of our fiscal year 2024 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.

The following executive officers constituted our Named Executive Officers (“NEOs”):

Name	Position
Paul Josephs	President and Chief Executive Officer from May 20, 2024 to the end of fiscal year 2024 on May 26, 2024.
John D. Morberg	Executive Vice President, Chief Financial Officer, and Secretary, during fiscal year 2024.
James G. Hall	Former President and Chief Executive Officer, served from the beginning of fiscal year 2024 until May 19, 2024.

This CD&A also is intended to provide a framework within which to understand the actual compensation awarded to, earned, or held by each named executive officer during fiscal 2024 as reported in the accompanying compensation tables.

CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI

I.     Executive Summary

Strategy

Fiscal year 2024 was the Company’s first full fiscal year as a standalone fully integrated contact development and manufacturing organization (CDMO), without the Curation Foods segment business, the last of which was divested in May 2023. During fiscal year 2024, we made substantial strategic investments in our CDMO business, such as allocating substantial capital towards augmenting our aseptic production capacity and expanding our development pipeline and efforts to enhance the Company’s liquidity and preserve cash for operations. We also refocused our people and processes to our CDMO business and deepened our relationships with key customers in fiscal year 2024. Operationally, fiscal year 2024 was a strong year for the Company with $128.3 million in revenues, representing a 24.2% increase over fiscal year 2023.

Fiscal year 2024 was also a year of transition. In March 2024, we announced the conclusion of our review of strategic alternatives that was initiated in March 2023, and concurrently announced several strategic updates related to our operations on a stand-alone basis, including the transition in the role of President and Chief Executive Officer (CEO). The CEO transition followed Mr. Hall’s announcement of his intent to retire as our President and Chief Executive Officer and as a director of the Board effective upon Mr. Josephs’ appointment. Consistent with the CEO transition plan, Mr. Hall resigned as our President and CEO and as a director of the Board of Directors on May 19, 2024 and Paul Josephs was appointed as our new CEO and a member of the Board on May 20, 2024. As described further below, Mr. Hall and the Company entered into a separation agreement providing for Mr. Hall’s separation from the Company. As also described further below, the Company and Mr. Josephs entered into an offer letter relating to Mr. Josephs’ service as CEO and a director. Both the separation agreement and the offer letter were recommended by the Compensation Committee and approved by the Board.

We also faced unique challenges in fiscal year 2024, including the previously reported restatements of our consolidated financial statements as of and for the fiscal years ended May 29, 2022 and May 30, 2021 and the quarters in the periods ending August 30, 2020 to February 26, 2023. These restatements caused delays in our filings with the Securities and Exchange Commission and, as explained below, impacted the timing of fiscal year 2024 compensation decisions.

•Focus on Performance-Based Compensation and CDMO Operations

On March 20, 2024, the Board approved a cash-incentive award plan for the Company’s fiscal year 2024 (the “2024 Annual Incentive Plan”), which was recommended by the Compensation Committee. The finalization of the design of the

2024 Annual Incentive Plan was later than typical in order to allow for completion of the strategic alternatives process and finalization of a standalone budget for fiscal year 2024. Although approved later in the fiscal year, our executive officers and other participants in the 2024 Annual Incentive Plan were driving toward higher performing standalone CDMO operations throughout the year consistent with our strategic decision to divest the Curation Foods segment businesses. Of our named executive officers, Messrs. Hall and Morberg were eligible to participate in the 2024 Annual Incentive Plan and Mr. Josephs was not eligible.

The 2024 Annual Incentive Plan was designed to focus our executives on the achievement of financial performance objectives relevant to disciplined growth of our CDMO business. Under the 2024 Annual Incentive Plan, executive officers and other participants are eligible to earn cash bonuses based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenue, weighted at 71% and 29%, respectively. Adjusted EBITDA for purposes of the 2024 Annual Incentive Plan was based on our fiscal year 2024 EBITDA excluding standalone, start-up and non-recurring, strategic review process and stock-based compensation costs, but including the cost of bonuses under the 2024 Annual Incentive Plan. The Company’s revenue for fiscal year 2024 was determined in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Board and Compensation Committee determined the target for Adjusted EBITDA was $28.045 million and the target for revenue was $141.3 million, both of which were intended to be challenging and reflected improvements from the Board-approved fiscal year 2024 budget. The Board and Compensation Committee determined that no amounts would be earned under the 2024 Annual Incentive Plan unless the Company achieved at least $24.119 million minimum adjusted EBITDA, which was consistent with the Board-approved fiscal year 2024 budget.

On May 1, 2024, in order to enhance our liquidity and preserve cash to grow our CDMO operations, the Board and the Compensation Committee approved an amendment to the 2024 Annual Incentive Plan as it related to James G. Hall and John D. Morberg, our then-serving executive officers. Under the amended terms, Messrs. Hall and Morberg would not be paid a cash incentive under the 2024 Annual Incentive Plan and instead, any cash incentive amount that would have been earned under the terms of the 2024 Annual Incentive Plan would be paid to Messrs. Hall and Morberg in fully vested, unrestricted shares of common stock of the Company (referred to as “Bonus Shares”). The number of Bonus Shares issued to an executive officer will equal the cash incentive amount that the Compensation Committee and the Board determine would have been earned by that executive officer under the 2024 Annual Incentive Plan divided by the Fair Market Value (as defined in the 2019 Plan) of one share of common stock on the date the Compensation Committee and the Board make such determination or if later, the first day following such date that trading would be permitted under the Company’s Insider Trading Compliance Policy.

Adjusted EBITDA under the 2024 Annual Incentive Plan was $26.2 million and revenue was $128.3 million, which resulted in participants under the 2024 Annual Incentive Plan earning 7.61% of their respective target opportunities. For Messrs. Hall and Morberg, the cash equivalent amount that will be paid in Bonus Shares is $38,494 (to be pro-rated through May 19, 2024 for the number of days elapsed in fiscal year 2024) and $20,431.

In structuring the new-hire compensation package to Mr. Josephs, the Compensation Committee and the Board were focused on performance-based compensation that would align Mr. Josephs’ interests with those of our stockholders. Accordingly, a key feature of Mr. Josephs compensation was a performance stock unit (PSU) award for 1,500,000 shares. The PSU award will vest, if at all, based upon the average 20-day stock price achievement within the five-year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share. On the date the PSU award was granted, our closing stock price was $5.94 per share. As a result, Mr. Josephs will receive value from the PSU award if and to the extent our stock price performance improves substantially over a sustained period of time. To the extent the PSU award becomes vested, the Company will issue Mr. Josephs shares of the Company’s common stock on the vesting date in settlement of the PSU award, with 50% of the shares so issued being restricted from transfer until the one-year anniversary of the vesting date. The Compensation Committee and the Board believe these restriction terms ensure continued alignment between Mr. Josephs and our stockholder even after the vesting as a result of stock price achievement.

•Continued Strong Stockholder Support for Our Pay Program

Our 2023 Annual Meeting of Stockholders was delayed and held on August 15, 2024. At the 2023 Annual Meeting of Stockholders, our stockholders expressed strong support for the fiscal year 2023 compensation program as reflected in the non-binding, advisory vote on fiscal year 2023 named executive officer compensation (referred to as a “say-on-pay” vote). The say-on-pay proposal presented at our 2023 Annual Meeting of Stockholders received 99.4% approval by our stockholders. We attribute the strong stockholder support for the say-on-pay proposal to our engagement efforts and our efforts to align performance and compensation.

•Components of Our Compensation Program

The Compensation Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of overall Lifecore performance that the Board believes are central to delivering long-term stockholder value.

Base Salary
Base salaries are set to be competitive with the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Compensation Committee judges that a change is warranted due to changes in an executive officer’s responsibilities, demonstrated performance or relevant market data. The base salaries for new executive officers are set at levels appropriate to attract superior executive talent, but recognizing the significant potential compensation opportunities available through performance-based compensation.

Short-Term Incentives
Annual cash incentive pay, which was delivered in fiscal year 2024 through the2024 Annual Incentive Plan, should be designed to reward achievement of results against our challenging internal financial targets, which in fiscal year 2024 took into account our strategic decision to continue as a standalone, fully integrated CDMO business.

Long-Term Incentives
Long-term equity awards provide NEOs an incentive to increase long-term stockholder value, while also providing a retention vehicle for our executives. In June 2024, the Compensation Committee granted Messrs. Hall and Morberg restricted stock units (“RSUs”), rather than the historic mix of stock options and RSUs, in order to retain critical management during the Board’s strategic review process. The RSUs were divided between our typical three-year cliff vesting RSUs, which would not accelerate on a Change in Control, and RSUs would vest on the third anniversary of the grant date or if earlier, upon a Change in Control. The Compensation Committee believed this award structure was appropriately flexible to support and be aligned to the outcome of the review of strategic alternatives, which was unknown at the time of grant.

Mr. Josephs was hired as our new CEO toward the end of fiscal 2024 and was provided significant turnaround new hire equity grants. Given these equity awards, Mr. Josephs will be considered for additional awards beginning five years after he was hired. On his first day of employment, Mr. Josephs received awards of 525,000 RSUs and 1,500,000 PSUs shares for achieving ten escalating stock price goals between $7.50 and $35.00 within five years.

Compensation Governance Practices
Our pay-for-performance philosophy and compensation governance practices provide a framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our practices include:

Best Practices We Employ
Long-term focus. The majority of our executive compensation is tied to long-term performance.
Equity Ownership Guidelines. We have robust equity ownership guidelines of 5x salary for our CEO and 3x salary for other executive officers.
Equity Holding Requirements. We have share-holding requirements for executives wherein each executive must retain at least 50% of equity granted until minimum share ownership requirements are achieved.

Clawback Policy. We have adopted an enhanced recoupment, or “clawback” policy, to recover incentive compensation in the event of certain restatements of the financial results of the Company.
No Excessive Benefits. We offer limited perquisites and other benefits to our executive officers.
No Section 280G Gross-ups. None of our executive officers are entitled to an excise tax gross-up of the payments received in connection with a change in control.
Director Independence. The Compensation Committee is made up entirely of independent directors.
Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.

II.     Compensation Philosophy and Objectives

Lifecore’s compensation program is intended to meet three principal objectives:

•attract, retain and reward officers and other key employees;
•motivate these individuals to achieve the Company’s short-term and long-term strategic goals; and
•align the interests of our executives with those of our stockholders, particularly over long-term periods that are not reflected by short-term performance.

The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing shorter-term challenges facing Lifecore such as liquidity and capital allocation in support of growth in our CDMO business and competitive pressures, with incentives to achieve our long-term goal of increasing profitability in our CDMO business by creating innovative products and efficient manufacturing processes.
Other considerations for assessing the amount of salary, short-term incentive, and long-term incentive compensation include Lifecore’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.
III.     Establishing Executive Compensation
Lifecore’s executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the Compensation Committee’s charter is available at www.lifecore.com.
In determining the elements of compensation that are used to implement Lifecore’s overall compensation policies, the Compensation Committee takes into consideration a number of objective factors related to Lifecore’s performance, such as, EBITDA, and adjustments to EBITDA, revenue, cash flow and operational performance, as well as the competitive practices in the compensation peer group. The Compensation Committee evaluates the Company’s financial and strategic performance, in the context of determining compensation as well as the individual performance, succession plans and importance to our future success of each executive officer.
The Compensation Committee meets regularly to review overall executive compensation. The Compensation Committee also meets with Lifecore’s CEO and other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The CEO makes recommendations to the Compensation Committee on the base salary, annual cash incentive targets and equity compensation for the executive team and other employees, but not for herself or himself. The Compensation Committee has the ultimate responsibility for determining executive compensation, subject to the approval of the Board as provided in the charter of the Compensation Committee.
Role of the Compensation Consultant

The Compensation Committee used Frederic W. Cook & Co (“FW Cook”) to provide consulting services in fiscal year 2024, including advice on the compensation philosophy, incentive plan designs, executive compensation analysis, Mr. Josephs’ new-hire grant, and CD&A disclosure, among other compensation topics. FW Cook provides no services to the Company other than consulting services provided to the Compensation Committee.

The Compensation Committee has conducted a specific review of its relationship with FW Cook and determined that FW Cook’s work for the Compensation Committee does not raise any conflicts of interest. FW Cook’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and Nasdaq.

IV.     Compensation Competitive Analysis

Our Compensation Committee uses peer group information to provide context for its compensation decision-making for our executive officers. The Compensation Committee reset the peer group before making fiscal 2023 compensation decision so that the peers reflected the Lifecore business and its market for both life sciences executive talent and for investment. The market data gathered for fiscal 2023 compensation decisions were consulted again as context for fiscal 2024 decisions.

Fiscal Year 2023 and 2024 Peers and Philosophy

Peer group data was gathered with respect to base salary, bonus targets and equity awards (including stock options, performance shares, restricted stock and long-term, and any cash-based long-term awards). The data were used to assist in determining compensation for fiscal year 2023 and fiscal year 2024. FW Cook helped the Compensation Committee to identify companies similar to Lifecore with respect to life sciences sector, market capitalization and revenue to provide a broad perspective on competitive pay levels and practices. This determination of the peer group companies occurred in late fiscal year 2022 to prepare for fiscal year 2023 decision-making and the data was utilized again in fiscal 2024. Peer companies generally fell into the following parameters:
•Sector: Contract development and manufacturing organizations, contract research organizations, medical technology and device, commercial drug development or pharma, and healthcare.
•Revenue: Revenue up to $300 million.
•Market Capitalization: up to $1.1 billion in the prior fiscal year, which was up to a little less than 4x Lifecore’s market capitalization when work related to determining the peer group occurred.

Using these criteria, the Compensation Committee determined that of the 19 companies that comprised the Company’s fiscal 2023 peer group it would continue to use all the companies as peers in fiscal 2024 except for the removal of one peer company due to its acquisition. At the time the Compensation Committee confirmed the fiscal year 2024 peer group, Lifecore’s market capitalization was approximately $114 million as compared to the median market capitalization of the peer group companies of approximately $182 million:

ANI Pharma	Inotiv
Anika Thera	OraSure Tech
Artivion	Orgenesis
Avid Bioservices	ProPhase Labs
Cerus	Retractable Tech
ChromaDex	Sientra
Harvard Bioscience	Societal CDMO
iBio	Standard Bio Tools
Infu System	Surmodics

The Company does not benchmark compensation to a particular level, but rather uses competitive market data as a reference point among several when determining pay levels, incentive design and mix. Lifecore’s broad objective was to target total compensation for executive officers at a level that includes each executive’s particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Compensation Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context.

Mr. Hall was CEO during most of fiscal 2024 and his $500,000 salary and 100% salary-target bonus resulted in target cash compensation for fiscal 2024 that was below the median of the peers. Further, his fiscal total compensation, as reported in the Summary Compensation Table, during fiscal 2024 was below the median of total compensation provided in the peer group. Further, Mr. Josephs’ new-hire CEO salary of $550,000 and 100% target bonus resulted in $1.1M of target annual cash compensation, which were both below the median of the peer CEO data in recognition of his leveraged new hire equity award, which is the primary incentive compensation opportunity provided to him by the Company.
V.     Elements of Compensation
As outlined above, Lifecore’s executive compensation program Messrs. Hall and Morberg had three primary elements: (i) base salary; (ii) annual cash incentive opportunities; and (iii) long-term incentives, which for fiscal year 2024, were in the form of restricted stock units, (RSUs) that would vest on third anniversary of the grant date, which is our typical vesting schedule, or RSUs that would vest on at the third anniversary of the grant date or if earlier, upon a change in control.
Base Salaries
The base salaries of named executive officers are set at levels intended to be competitive with those companies in our peer group with which we compete for executive talent. All base salaries of executive officers were below the median. In determining base salary, the Compensation Committee also considers factors such as:

•mix of equity compensation
•job performance
•skill set
•prior experience
•the executive’s time in his or her position with Lifecore
•internal consistency regarding pay levels for similar positions or skill levels within the Company
•location of the position
•whether the role was corporate or divisional
•external pressures to attract and retain talent and
•market conditions generally

Mr. Hall’s base salary in fiscal year 2024 was $550,000, which was the same as fiscal year 2023 in consideration of cost and cash management, as well as our then-ongoing review of strategic alternatives. Mr. Morberg base salary for fiscal year 2024 was $448,050, which reflected a 3% increase as compared to fiscal year 2023 annual base salary of $435,000. Mr. Josephs was hired in the final month of the fiscal year and his initial base salary was set at the level required to attract him as the new CEO.

Fiscal Year 2024 Annual Incentive Plan Design and Achievement

Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, on March 20, 2024, the Compensation Committee recommended, and the Board of Directors approved, a cash-incentive award plan for the Company’s fiscal year 2024 (the “2024 Annual Incentive Plan”). Of our named executive officers, Messrs. Hall and Morberg were eligible to participate in the 2024 Annual Incentive Plan and Mr. Josephs was not eligible.

Under the 2024 Annual Incentive Plan, executive officers and other participants were eligible to earn cash bonuses based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenue, weighted at 71% and 29%, respectively. Adjusted EBITDA for purposes of the 2024 Annual Incentive Plan was based on the Company’s fiscal year 2024 EBITDA excluding standalone, start-up and non-recurring, strategic review process and stock-based compensation costs, but including the cost of bonuses under the 2024 Annual Incentive Plan. Our revenue for fiscal year 2024 was determined in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Under the 2024 Annual Incentive Plan, achievement of a performance goal at greater than target level would result in increasing incentive pay relating to that performance goal and achievement of a performance goal at less than target level would result in decreasing incentive pay relating to that performance goal based on a matrix of Adjusted EBITDA and revenue. The Board and Compensation Committee determined the target for Adjusted EBITDA was $28.045 million and the target for revenue was $141.3 million. If the minimum performance for a performance goal was not achieved, there would be no incentive pay with respect to that performance goal. Additionally, no amounts would be earned under the 2024 Annual Incentive Plan unless minimum Adjusted EBITDA of $24.119 million was achieved. The maximum cash incentive pay that could have been earned under the 2024 Annual Incentive Plan by an executive officer or any other participant may not exceed 200% of that person’s opportunity at the target level, even if actual performance exceeded the maximum level for either or both of the performance goals. The following table summarizes the minimum, target and maximum for each of Adjusted EBITDA and revenue performance goals:

	FY 2024 Adjusted EBITDA (in millions)	% Achievement of Target	FY 2024 Revenue (in millions)
Maximum	$36,459	200%	$162.5
Target	$28,045	100%	$143.3
Minimum	$24,119	—%	$127.2

On March 20, 2024, the Board also approved, based upon the recommendation of the Compensation Committee, the cash incentive pay that the executive officers then serving could have earned under the 2024 Annual Incentive Plan at the target level of achievement as a percentage of their respective annual base salaries as follows: James G. Hall and John D. Morberg, 100% and 60%, respectively.

All payments to the executive officers under the 2024 Annual Incentive Plan are subject to “clawback” under our Compensation Recoupment Policy adopted effective October 2, 2023.

On May 1, 2024, the Compensation Committee recommended and the Board approved an amendment to the 2024 Annual Incentive Plan as it related to Messrs. Hall and Morberg. Under the amended terms, Messrs. Hall and Morberg would not be paid a cash incentive under the 2024 Annual Incentive Plan and instead, any cash incentive amount that would have been earned under the terms of the 2024 Annual Incentive Plan would be paid to Messrs. Hall and Morberg in fully vested, unrestricted shares of common stock of the Company (referred to as “Bonus Shares”). The Bonus Shares, if any, will be issued the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).

The number of Bonus Shares to be issued to each of Messrs. Hall and Morberg will equal to the cash incentive amount that the Compensation Committee and the Board determine would have been earned by that executive officer under the 2024 Annual Incentive Plan divided by the Fair Market Value (as defined in the 2019 Plan) of one share of common stock on the date the Compensation Committee and the Board make such determination or if later, the first day following such date that trading would be permitted under the Company’s Insider Trading Compliance Policy. In September 2024, the Board confirmed that our Adjusted EBITDA under the 2024 Annual Incentive Plan was $26.2 million and revenue was $128.3 million, which resulted in participants under the 2024 Annual Incentive Plan earning 7.61% of their respective target opportunities. For Messrs. Hall and Morberg, the cash equivalent amount that will be paid in Bonus Shares is $38,494 (to be pro-rated through May 19, 2024 for the number of days elapsed in fiscal year 2024) and $20,431. The Bonus Shares will be issued on the first day of the next open trading window under our Insider Trading Compliance Policy, which is expected to occur following the release of our financial results for the first fiscal quarter of fiscal year 2025.

Fiscal Year 2024 Long-Term Incentive Compensation

Lifecore provides long-term incentive compensation through equity-based, and awards intended to align the interests of executive officers with those of the stockholders by creating an incentive for officers to maximize long-term stockholder value. At the same time, our long-term awards are designed to encourage officers to remain employed with Lifecore despite a competitive labor market in our industry.

Awards to eligible employees, including Named Executive Officers, are generally made on an annual basis. Equity-based awards historically have taken the form of stock options and RSUs. The RSUs typically vest on the third anniversary of the grant date. Stock option awards provide that one-third vests on the first anniversary of the grant date and then 1/36th of the remaining unvested amount vests each month thereafter.

Lifecore has historically granted stock options because they can be an effective tool for meeting Lifecore’s goal of increasing long-term stockholder value and allow holders to benefit only if Lifecore’s stock price increases in value over the stock option’s exercise price. However, in fiscal year 2024, Lifecore granted exclusively RSUs in light of the market volatility and ongoing review of strategic alternatives, as well as the limited retentive value of outstanding stock options and the fact that no cash bonus was likely to be earned under the fiscal year 2023 annual cash incentive plan. Additionally, fewer RSUs are needed to provide the same retention and incentive value as a stock option, which advanced the Compensation Committee’s goal of limiting dilution. The long-term incentive awards granted to each executive officer was also determined based on a number of qualitative factors, considered holistically, including an analysis of competitive market data, the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, and salary level, as well as prior years’ awards.

The RSU awards to Messrs. Hall and Morberg in fiscal year 2024 were made in two parts. The RSUs were divided between our typical three-year cliff vesting RSUs, which would not accelerate on a Change in Control, and RSUs would vest on the third anniversary of the grant date or if earlier, upon a Change in Control. The Compensation Committee believed this RSU award structure was appropriately flexible to support and be aligned to the outcome of the review of strategic alternatives, which was unknown at the time of grant. The fiscal year 2024 RSU awards to Messrs. Hall and Morberg were granted on June 1, 2023. For Mr. Hall, the RSU awards consisted of a 150,000 share standard three-year cliff-vesting RSUs and a 75,000 share three-year cliff-vesting RSUs that would accelerate upon a Change in Control. For Mr. Morberg, the RSU awards consisted of a 45,000 share standard three-year cliff-vesting RSUs and a 50,000 share three-year cliff-vesting RSUs that would accelerate upon a Change in Control.

The long-term incentive compensation to Mr. Josephs is discussed below under “— Agreements with Named Executive Officers.”

VI.     Additional Compensation Policies and Practices

Clawback Policy

In May 2014, the Board of Directors adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. In determining whether to seek recovery of compensation, the Board of Directors or the Compensation Committee may take into account any considerations it deems appropriate, including whether the assertion of a claim may violate applicable law or adversely impact the interests of the Company in any related proceeding or investigation, the extent to which the executive officer was responsible for the error that resulted in the restatement, and the cost and likely outcome of any potential litigation in connection with the Company’s attempts to recoup such compensation. The Board of Directors and the Compensation Committee is considering the application of the May 2014 executive compensation clawback policy in light of the previously disclosed restatements of the Company’s financial statements as of and for the fiscal years ended May 29, 2022 and May 30, 2021, as well as other periods.

On November 30, 2023, the Board of Directors adopted a compensation recoupment policy with an effective date of October 2, 2023, in order to comply with Nasdaq Listing Rules and Rule 10D-1 promulgated under the Exchange Act. The policy will be administered by the Compensation Committee of the Board consisting solely of directors that are “independent” under rules of the Nasdaq Stock Market or, in the absence of such committee, the independent directors serving on the Board of Directors (acting by a majority). The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (each, a “Covered Officer”) of the Company in the event of any required accounting restatement of the financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the policy Company must recoup from the Covered Officer erroneously awarded incentive compensation received within a look back period of the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement, as well as any required transition period resulting from a change in the Company’s fiscal year.

Transactions in Company Securities

Our insider trading policy prohibits our directors, officers, and employees from engaging in certain speculative or hedging transactions in our securities, such as puts, calls, collars, swaps, forward sale contracts, and other derivative securities transactions involving the Company’s equity securities, on an exchange or in any other organized market.

Executive Stock Ownership Requirements

To promote a focus on long-term growth and to align the interests of the Company’s officers with those of its stockholder, the Board of Directors has adopted stock ownership guidelines requiring certain minimum ownership levels of Common Stock, based on position:

Position	Requirement
CEO	5x base salary
Other executive officers	3x base salary

For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired.

Newly appointed executive officers have five years from the date they are appointed or promoted to meet these guidelines. In the event of an increase in base salary, the executive officer will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, executive officers are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price. Because of the five-year phase in, these stock ownership guidelines were not applicable to either Mr. Morberg or Mr. Josephs in fiscal year 2024. In light of Mr. Hall’s retirement from the Company that was announced in March 2024, the Compensation Committee did not assess his compliance with the stock ownership guidelines.

Agreements with Named Executive Officers

Offer Letter Agreement with Paul Josephs

On March 20, 2024, Paul Josephs entered into an offer letter agreement with us (the “offer letter”) relating to his service as our President and Chief Executive Officer and election as a director of Lifecore, effective May 20, 2024. The offer letter was recommended by the Compensation Committee and approved by the Board.

Pursuant to the offer letter, Mr. Josephs’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the offer letter and our Executive Change in Control Severance Plan, as described below under “Executive Compensation and Related Information – Potential Payments upon Termination or Change in Control.”

Pursuant to the offer letter, Mr. Josephs is entitled to the following compensation and benefits in connection with his service as our President and Chief Executive Officer:

•an annual base salary of $550,000;

•a one-time new-hire bonus of $125,000, which is subject to repayment to Lifecore upon certain employment termination events that occur on or prior to the one-year anniversary of Mr. Josephs’ hire date;

•beginning with our fiscal year 2025, eligibility to participate in our annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 100% of his base salary at the target level of achievement;

•a restricted stock unit (“RSU”) award granted May 20, 2024 for 525,000 shares of our common stock, which will vest and be settled as to 25,000 shares of the RSU on the grant date and as to 100,000 shares of the RSU on each of the first five anniversaries of the grant date;

•a performance stock unit (“PSU”) granted May 20, 2024 award for up to 1,500,000 shares, divided into ten 150,000 PSU tranches that will vest, if at all, based upon the average 20-day stock price achievement within the five year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Josephs unrestricted shares of our common stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Josephs unrestricted shares of our common stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;

•eligibility under the CIC Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 1” level as described in the CIC Severance Plan, and if Mr. Josephs’ employment is terminated by Lifecore without Cause (other than a Qualifying Termination), the same severance benefits under the CIC Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated and (b) Mr. Josephs must satisfy the conditions required by the CIC Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded);

•certain travel and temporary living benefits for so long as Mr. Josephs does not live in the vicinity of our headquarters, with an initial maximum of $5,000 per month in reimbursement of these expenses; and

•participation in our benefit plans and programs in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per year (pro-rated for 2024).

The RSU award and PSU award to Mr. Josephs, which were material inducements to him accepting employment with Lifecore, were granted on May 20, 204 under our Equity Inducement Plan.

Mr. Josephs also entered into our standard non-solicitation, confidentiality and inventions agreement. In addition, Mr. Josephs and Lifecore entered into our standard indemnification agreement.

Employment Agreement with John D. Morberg

On January 19, 2021, we entered into an executive employment agreement with John D. Morberg, an NEO who served as our Executive Vice President, Chief Financial Officer and, Secretary until September 2, 2024. Mr. Morberg’s employment agreement sets forth the terms of his employment, including severance and change in control benefits, and Mr. Morberg was not a participant in the CIC Severance Plan.

Mr. Morberg’s employment agreement provides that he will be paid a minimum annual base salary of $410,000, unless modified by the Compensation Committee, and he will be eligible to participate in our annual cash bonus plan. Under the employment agreement, Mr. Morberg’s annual bonus for fiscal year 2021 was set at a target amount of 55% of his base salary. Mr. Morberg is also eligible to receive reimbursement of certain relocation expenses, as well as future grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee. In connection with his appointment, and pursuant to the terms of the employment agreement, Mr. Morberg was granted an option to purchase 100,000 shares of common stock and 17,500 share RSU award.

In the event that Mr. Morberg’s employment is terminated, other than in connection with a Change in Control, by the Company without “cause” or by Mr. Morberg for “good reason,” Mr. Morberg will be eligible to receive the following payments and benefits: a cash amount equal to Mr. Morberg’s then-current annual base salary, to be paid in substantially equal installments over the 12-month period following the termination date; payment of the pro-rated annual incentive award to which he is entitled, if any, for the year in which the termination occurs based on actual performance; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and accelerated vesting of the portion of outstanding Company equity awards that would have vested over the one-year period following the termination date.

The employment agreement further provides that if, on or within a period of two years subsequent to a “Change in Control”, Mr. Morberg’s employment is terminated by Lifecore without Cause, Mr. Morberg will be eligible to receive the following payments and benefits: a cash amount equal to Mr. Morberg’s then-current annual base salary, to be paid in substantially equal installments over the 12-month period following the termination date; payment of the pro-rated target annual incentive award bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and accelerated vesting of all outstanding Company equity awards.

Mr. Morberg’s right to receive the severance payments and benefits described above is subject to his delivery and, as applicable, non-revocation of a general release of claims in our favor.

Separation Agreement with James G. Hall

On March 20, 2024, the Board approved a Separation Agreement and Release between Lifecore and James G. Hall (the “Separation Agreement”) in order to provide for the orderly transition of the role of President and Chief Executive Officer. The Separation Agreement was recommended by the Compensation Committee. Pursuant to the Separation Agreement, Mr. Hall’s employment with the Company terminated on May 19, 2024 and Mr. Hall resigned from the Board on that date, which is referred to as the “separation date.”

The Separation Agreement became effective in accordance with its terms on June 5, 2024 and Mr. Hall then became entitled to the following separation benefits under the Separation Agreement:

•$750,000 paid in equal installments over 12 months on the Company’s regularly scheduled payroll dates;

•the annual incentive award to which Mr. Hall is entitled under the 2024 Annual Incentive Plan, based on actual performance, pro-rated through the separation date for the number of days elapsed in fiscal year 2024;

•vesting in full of all outstanding stock options and restricted stock units held by Mr. Hall as of the separation date, with Mr. Hall eligible to exercise the stock options for a period of six months; and

•the monthly premium for continued coverage under COBRA for a period ending the earlier of the 12-month anniversary of the separation date and the date on which Mr. Hall becomes eligible for coverage under the group health plan of a subsequent employer.

In exchange for the payments and benefits to Mr. Hall, Mr. Hall released Lifecore from any and all claims (with certain limited exceptions), has agreed to provide certain assistance and cooperation, and, at our request, will be available to consult with Lifecore for a period of one year without the payment of further consideration.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2024. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended May 26, 2024.
This report is submitted by the Compensation Committee:
Joshua E. Schechter (Chairperson)
Nelson Obus
Raymond Diradoorian

The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Lifecore specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table shows, for (i) Paul Josephs, who served as our President and Chief Executive Officer for the portion of the fiscal year 2024 from May 20, 2024 to May 26, 2024, (ii) John D. Morberg, who served as our Executive Vice President, Chief Financial Officer, and Secretary in fiscal years 2024, 2023 and 2022, and (iii) James G. Hall who served as our President and Chief Executive Officer during a portion of fiscal year 2023 beginning August 10, 2022 and during a portion of fiscal year 2024 ending on May 19, 2024 (together referred to as our “Named Executive Officers”), information concerning compensation earned for services in all capacities during the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Paul Josephs	2024	$10,557	$125,000	$10,111,500	$—	$—	$—	$10,247,057
President and Chief Executive Officer

John D. Morberg	2024	$453,577	$—	$783,750	$—	$20,431	$35,898	$1,293,656
Executive Vice President, Chief Financial Officer, and Secretary	2023	$433,359	$—	$202,685	$203,594	$—	$87,457	$927,095
	2022	$420,881	$—	$—	$174,600	$—	$22,550	$618,031

James G. Hall	2024	$505,582	$—	$1,856,250	$—	$38,494	$91,087	$2,491,413
Former President and Chief Executive Officer	2023	$485,435	$—	$508,950	$731,661	$—	$38,167	1,764,213
	2022	$379,972	$—	$—	$201,462	$294,873	$36,721	913,028

(1)The amounts shown is a new hire bonus.

(2)Reflects the aggregate grant date fair value of restricted stock unit awards and the grant date fair value of option awards in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation using the assumptions discussed in Note 5, “Stock-based Compensation and Stockholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended May 26, 2024. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. For Mr. Josephs, includes value of 1,500,000 PSUs and for purposes of calculating the grant date fair value of PSU awards, we have used the Monte Carlo simulation model.

(3)The amounts shown for each of the years reflect the annual cash incentive earned for the year noted.

(4)Includes the following amounts for fiscal year 2024:

Name	Company-Paid Life Insurance	401k Match	Company-Paid Long Term Disability Insurance	Executive Medical	PTO Payout	Total
Mr. Josephs	$—	$—	$—	$—	—	$—
Mr. Morberg	$720	$12,892	$9,152	$13,135	—	$35,898
Mr. Hall	$720	$14,660	$8,873	$16,785	$50,048	$91,087

Does not include the amounts to which Mr. Hall became entitled under his separation agreement, which became effective in accordance with its terms on June 5, 2024. See “Compensation Discussion and Analysis – Agreements with Named Executive Officers –Separation Agreement with James G. Hall.”

Equity Compensation

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2024. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal Year 2024 Year-End” table on the following page.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)

Paul Josephs		$—	$—	$—	—	—	—	—		$—
	5/20/2024				1,500,000					$6,993,000
	5/20/2024							525,000	(3)	$3,118,500

John D. Morberg		$—	$268,830	$537,660	—	—	—	—		$—
	6/01/2023							45,000	(4)	$371,250
	6/01/2023							50,000	(5)	$412,500

James G. Hall		$—	$500,000	$1,000,000	—	—	—	—		$—
	6/01/2023							150,000	(4)	$1,237,500
	6/01/2023				—	—	—	75,000	(5)	$618,750

(1)Amounts shown are estimated payouts for fiscal year 2024 to the Named Executive Officers under the 2024 Annual Incentive Award Plan. The target amount is based on a percentage of the individual’s fiscal year 2024 base salary.

(2)The award for 1,500,000 shares are performance-based, as set forth above in Section V of the CD&A.

(3)RSU award provides for 25,000 shares vesting on grant date and 100,000 shares on each of the first five anniversaries of the grant date, subject to continued employment.

(4)RSU awards provide 100% vesting on the third anniversary of the grant date, subject to continued employment.

(5)RSU awards provide 100% vesting on the third anniversary of the grant date or, if earlier, upon a Change in Control, subject to continued employment.

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2024.

Outstanding Equity Awards at Fiscal Year 2024 Year End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested
			(#) (1)	($)	Date	(#) (2)	($) (3)	(#)	($)
Paul Josephs	5/20/2024	—	—	—				1,500,000	$8,430,000
	5/20/2024	—	—	—		500,000	$2,810,000

John D. Morberg	6/1/2023					45,000	$252,900
	6/1/2023					50,000	$281,000
	8/11/2022	7556	5,444	$11.31	8/11/2029	13,500	$75,870	—	—
	7/14/2022	30458	19,542	$9.76	7/14/2029	5,123	$28,791	—	—
	7/27/2021	59,556	5,444	$12.14	7/27/2028	—	—	—	—
	1/18/2021	100,000	—	$10.83	1/18/2028	—	—	—	—

James G Hall	6/1/2023	—	—	—		75,000	$421,500	—	—
	6/1/2023	—	—	—		150,000	$843,000	—	—
	8/11/2022	—	150000	$11.31	8/11/2029	45,000	$252,900	—	—
	8/11/2022	—	—	11.31	8/11/2029	—	—	—	—
	7/14/2022	—	60,000	9.76	7/14/2029	—	—	—	—
	7/27/2021	45,687	29,313	$12.14	7/27/2028	—	—	—	—
	7/23/2020	49,568	2,932	$9.40	7/23/2027	—	—	—	—
	1/7/2020	100,000	—	$10.12	1/7/2027	—	—	—	—
	7/25/2018	16,875	—	$14.35	7/25/2025	—	—	—	—

(1)Options granted in fiscal year 2020 or later vest one-third on the first anniversary of the grant date and then 1/36th per month thereafter.
(2)The RSUs vest on the third anniversary of the date of grant, subject to continued employment
(3)Value of RSUs and PSUs is based on the closing price of the Common Stock of $5.62 on May 26, 2024 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market. However, the PSU award will vest, if at all, based upon the average 20-day stock price achievement within the five-year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share.

The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during fiscal year 2024.

Option Exercises and Stock Vested For Fiscal Year 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Paul Josephs	—	—	25,000	$148,500
John D. Morberg	—	—	17,500	$116,725
James G. Hall	—	—	—	—

(1) The value realized on vesting a stock award is determined by multiplying (a) the number of shares of Common Stock vesting by (b) the market price of our Common Stock on the vesting day.

Pay Versus Performance

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

1)     A description of our most important measures that our Compensation Committee used in fiscal year 2024 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;

2)     A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and

3)     Graphs that describe:

•the relationships between CAP and our cumulative total shareholder return (“TSR”), GAAP Net Income, and our Company selected measure, Adjusted EBITDA (defined as EBITDA, excluding restructuring charges, other non-recurring charges, and management fees, and including cost of bonuses); and

•the relationship between our TSR and the TSR of the Nasdaq Industrial Index (“Peer Group TSR”).

Our Most Important Metrics Used for Linking Pay and Performance

As required by Item 402(v), below are the most important metrics linking CAP to performance for fiscal year 2024:

a.Adjusted EBITDA
b.Revenue
c.Stock Price

The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the SCT, the CAP to our PEO (Albert David Bolles, President and Chief Executive Officer from 05/28/2019 to 8/10/2022) and PEO2 (James G. Hall, CEO from 8/10/2022 to 5/19/2024) and PEO 3 (Paul Josephs, CEO since 5/20/2024) and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, peer group TSR, our net income, and our Company Selected Measure, Adjusted EBITDA.

Pay Versus Performance Table

Fiscal Year	SCT Total for PEO	CAP to PEO	SCT Total for PEO 2	CAP to PEO 2	SCT Total for PEO 3	CAP to PEO 3	Average SCT Total for non-PEO NEOs	Average CAP to non-PEO NEO’s	TSR	Peer Group TSR	Net Income ($M)	Adjusted EBITDA ($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(j)	(j)	(k)
2024	N/A	N/A	$2,491,413	$1,688,561	$10,247,057	$11,523,932	$1,293,936	$950,826	$52.67	$136.18	$12.0	$26.2
2023	$1,341,438	$640,585	$1,764,213	$1,395,472	N/A	N/A	$927,096	$777,243	$74.41	$116.26	$(99.6)	$7.8
2022	$956,810	$711,502	N/A	N/A	N/A	N/A	$687,606	$451,471	$92.50	$119.75	$(116.7)	$17.8
2021	$1,131,299	$1,665,818	N/A	N/A	N/A	N/A	$624,189	$696,568	$112.18	$146.72	$(32.3)	$17.9

(1) The dollar amounts reported in column (b) and (d) and (f) are the aggregate amounts of total compensation reported for PEO (Bolles) PEO2 (Hall) and PEO3 (Josephs) respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2) The dollar amounts reported in column (c), (e),(g) and (i) represent the amount of "compensation actually paid (otherwise known as CAP), as computed in accordance with SEC rules. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award. The following table details these adjustments:

Fiscal Year		SCT (a)	Grant Date Value of New Awards (b)	Year End Value of New Awards (i)	Change in Value of Prior Awards (ii)	Change in Value of Vested Awards (iii)	Prior Year End Value of Failed to Vest Awards (iv)	CAP
2024	PEO2	$2,491,413	$(1,856,250)	$1,264,500	$(211,102)	$—	$—	$1,688,561
	PEO3	$10,247,057	$(10,111,500)	$11,240,000	$—	$148,375	$—	$11,523,932
	NEOs	$1,293,936	$(783,750)	$533,900	$(93,260)	$—	$—	$950,826
2023	PEO	$1,341,438	$—	$—	$—	$(118,193)	$(582,660)	$640,585
	PEO2	$1,764,213	$(1,240,611)	$900,825	$9,307	$(38,262)	$—	$1,395,472
	NEOs	$927,096	$(406,279)	$321,723	$(22,143)	$(43,154)	$—	$777,243
2022	PEO	$956,810	$(268,616)	$186,013	$60,856	$(223,561)	$—	$711,502
	PEO2	$—	$—	$—	$—	$—	$—	$—
	NEOs	$687,606	$(152,216)	$86,806	$(62,463)	$(42,030)	$(66,233)	$451,471
2021	PEO	$1,131,299	$(141,840)	$480,384	$183,014	$12,961	$—	$1,665,818
	PEO2	$—	$—	$—	$—	$—	$—	$—
	NEOs	$624,189	$(185,062)	$196,183	$40,880	$45,120	$(24,741)	$696,568

(a) The dollar amounts reported in the SCT for the applicable year, plus:
(b) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the SCT for the applicable year plus:
(i-iv) The recalculated value of equity awards for each applicable year including:
(i) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;
(ii) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years;
(iii) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;
(iv) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.
(3) The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2024	John D. Morberg
2023	John D. Morberg
2022	John D. Morberg, James G. Hall, and Timothy Burgess
2021	John D. Morberg, Brian McLaughlin, James G. Hall, Timothy Burgess, and Dawn Kimball

(4) TSR determined in Column (h) is based on the value of an initial fixed investment of $100 as of May 31, 2020.

(5) The Peer Group TSR set forth in this table utilizes the Nasdaq Industrial Index.

Relationship Between CAP and Financial Performance Measures

The graphs below illustrate the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our net income, and (iii) our Adjusted EBITDA, in each case, for the fiscal years ended May 30, 2021 to May 26, 2024.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Potential Payments upon Termination or Change in Control

The following describes the potential payments upon termination or change in control, based on the arrangements with our named executive officers in effect as of May 26, 2024, the last day of our fiscal year 2024. For a summary of the provisions of agreements with the named executive officers as they relate to potential payments upon termination of employment or change in control, see “Compensation Discussion and Analysis – Agreements with Named Executive Officers.” Mr. Hall’s employment terminated on May 19, 2024 and as of May 26, 2024, the Separation Agreement with Mr. Hall was not in effect. The Separation Agreement became effective in accordance with its terms on June 5, 2024.

Through his offer letter agreement dated March 20, 2024, Mr. Josephs was a participant in the Executive Change in Control Severance Plan (the “Severance Plan”) at the “Tier 1” level as of May 26, 2024. Mr. Hall was a participant in the Severance Plan at the “Tier 1” level until the termination of his employment on May 19, 2024. Mr. Morberg was not a participant in the Severance Plan.

The Severance Plan provides for the payment of cash severance and other benefits to participants in the event of a qualifying termination of employment in connection with a change in control. “Qualifying termination” means a termination of the participant’s employment by the Company or an applicable subsidiary without cause, or by the Participant for good reason, in either case on or within two years following a change in control. Participants with “Tier 1” benefits under the Severance Plan are entitled to (1) cash salary severance equal to 100% of base compensation; (2) incentive compensation severance equal to 100% of target level incentive compensation; (3) full vesting and acceleration of outstanding equity awards (other than performance-based awards, which will vest based on the assumption that “target” levels of performance have been achieved unless otherwise specified in the award agreement; and (4) Lifecore payment or reimbursement for 12 months of premiums for COBRA coverage. Participants with “Tier 2” benefits under the Severance Plan are entitled to the same benefits as Tier 1 except that the cash salary severance and incentive compensation severance is set at 75%. In addition, both Tier 1 and Tier 2 participants will receive an amount equal to the participant’s target incentive compensation for the year of termination, pro-rated for the number of days the participant was employed in the year. In the event that the payments or benefits provided by the Severance Plan, would result in all or a portion of such amount being subject to excise tax then the participant will be entitled to either the full amount of the payments or value of benefits under the Severance Plan or such lesser amount that would result in no portion of the payment being subject to excise tax, whichever results in the receipt by the participant of the greatest amount on a net, after-tax basis. These Severance Plan benefits are conditioned upon the participant’s execution of a general release and compliance with any restrictive covenants agreement.

In the case of the value of accelerated equity awards set forth below, the value is based on a share price of $5.62, which was the closing sales price for a share of our common stock on the Nasdaq Global Select Market on May 26, 2024. The value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. The value of accelerated lapse of restricted stock units is determined by multiplying the closing share price by the number of restricted stock units whose lapse of restrictions is accelerated. As provided in Mr. Josephs’ PSU award agreement, the PSUs will vest based on a performance vesting percentage that assumes that the performance price is equal to the per share consideration received by holders of shares in the change in control, which will be the “target” level of performance as described in the Severance Plan. Accordingly, for the purposes of the tables below, we assumed that the per share consideration received by holders of shares in the change of control was $5.62, which would result in no portion of the PSUs being vested. As of May 26, 2024, none of the outstanding options held by Messrs. Hall or Morberg had an exercise price of less than $5.62 and accordingly, there is no value associated with the accelerated vesting of stock options. Mr. Josephs did not hold any stock options at May 26, 2024.

If Mr. Josephs’ or Mr. Morberg’s employment with Lifecore had been terminated without cause or for good reason in connection with a change in control of Lifecore on May 26, 2024, the total compensation payable to such named executive officer based on his agreements and arrangements in effect as of May 26, 2024 would be as follows.

Name	Cash Severance (1)	Pro-rated Bonus for Year of Termination (2)	Accelerated Vesting of RSUs (3)	Post-Termination Health Insurance Premiums (4)	Total
Paul Josephs	$1,100,000	$9,091	$2,810,000	$20,322	$3,939,413
John Morberg	$448,050	$268,830	$638,561	$30,482	$1,385,923

(1)Represents severance amounts attributable to base salary and, in the case of Mr. Josephs, incentive compensation severance.
(2)For Mr. Josephs, pro-rated based on six days of service in the fiscal year. For Mr. Morberg, there is no pro-ration because he served during the full fiscal year.
(3)Represents acceleration in full of restricted stock units outstanding at May 26, 2024.
(4)Premiums for continuing COBRA coverage, reflecting 12 months for Mr. Josephs under the Severance Plan and 18 months for Mr. Morberg under his employment agreement.

If Mr. Josephs’ or Mr. Morberg’s employment with Lifecore had been terminated on May 26, 2024 without cause or for good reason other than in connection with a change in control of Lifecore, the total compensation payable to such named executive officer based on his agreements and arrangements in effect as of May 26, 2024 would be as follows.

Name	Cash Severance (1)	Pro-rated Bonus for Year of Termination (2)	Accelerated Vesting of RSUs (3)	Post-Termination Health Insurance Premiums (4)	Total
Paul Josephs	1,100,000	$9,091	$2,810,000	$20,322	$3,939,413
John Morberg	$448,050	$20,431	$451,629	$30,482	$950,592

(1)Represents severance amounts attributable to base salary and, in the case of Mr. Josephs, incentive compensation severance.

(2)For Mr. Josephs, pro-rated based on six days of service in the fiscal year. For Mr. Morberg, there is no pro-ration because he served during the full fiscal year but amounts are based on actual performance under the 2024 Annual Incentive Plan.

(3)For Mr. Josephs, represents accelerated vesting in full of RSUs outstanding at May 26, 2024. For Mr. Morberg, represents vesting of that portion of RSUs outstanding at May 26, 2024 that would have vested in the one-year period following May 26, 2024.

(4)Premiums for continuing COBRA coverage, reflecting 12 months for Mr. Josephs under the Severance Plan and 18 months for Mr. Morberg under his employment agreement.

CEO Pay Ratio

The following table sets forth the ratio of the total compensation of the Company’s CEO for fiscal year 2024, Paul Josephs, to that of our median compensated employee for the fiscal year ended May 26, 2024.

CEO total annual compensation	$10,247,057
Median Employee total annual compensation	$89,810
Ratio of CEO to Median Employee total annual compensation	114:1

To determine the CEO’s total annual compensation, we used the amount reported in the 2024 “Total” column of our Summary Compensation Table included in this Proxy Statement. Lifecore has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. In determining the median compensated employee, we used base salary and actual bonus as the consistently applied compensation metric to determine the median compensated employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

Pursuant to its written charter, the Audit Committee, all of whose members are independent directors, reviews, approves and/or ratifies all related party transactions (other than compensation transactions). In reviewing related party transactions, the Audit Committee takes into account factors it deems appropriate, such as whether the related party transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar conditions and the extent of the related party’s interest in the transaction. To identify related party transactions, each year we require our executive officers and directors to complete a questionnaire identifying any transactions between the Company and the respective executive officer or director and their family members or affiliates. Additionally, under the Company’s Code of Ethics, which is included in the Company’s Code of Business Conduct, directors, officers and all other employees and consultants are expected to avoid any relationship, influence or activity that would cause, or even appear to cause, a conflict of interest.

Certain Relationships and Related Transactions

Described below are transactions to which the Company has been or will be a participant since May 30, 2022 in which:

•the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•any of our directors, director nominees, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Securities Purchase Agreement

On November 25, 2022, the Company entered into a Securities Purchase Agreement (the “Wynnefield Purchase Agreement”) with entities affiliated with Wynnefield Capital, Inc. which is controlled by one of the Company’s directors, Nelson Obus (the “Purchasers”). Pursuant to the Wynnefield Purchase Agreement, the Company agreed to sell an aggregate of 627,746 shares of its Common Stock (the “Shares”) for aggregate gross proceeds of approximately $5.0 million (the “Offering”). The purchase price for each Share was $7.97. The Offering closed on November 25, 2022. Pursuant to the Wynnefield Purchase Agreement, the Company granted the Purchasers certain piggyback registration rights and agreed, among other things, to indemnify such parties under any registration statement filed that includes the Shares from certain losses, claims, damages and liabilities.

Series A Preferred Stock Purchase Agreement

On January 9, 2023, the Company simultaneously signed and closed a Preferred Share Purchase Agreement with a group of qualified investors (the “Purchasers”), including, among others, entities controlled by two of the Company’s directors, Christopher Kiper and Nelson Obus, and an entity that employs another former director of the Company, Nathaniel Calloway. Pursuant to the Preferred Share Purchase Agreement, the Company issued and sold an aggregate of 38,750 shares of a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.001 per share for an aggregate of $38.8 million. Each share of Series A Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations filed by the Company with the Delaware Secretary of State on January 9, 2023. The Series A Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends, distributions and payments on liquidation, winding up and dissolution.

Upon a liquidation, dissolution, winding up or change of control of the Company, each share of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation event.

The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.

Upon certain bankruptcy events, the Company is required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.

Each Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at an initial conversion price equal to $7.00 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of Common Stock or convertible securities by the Company for less than the conversion price. Pursuant to the terms of the Certificate of Designations of the Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on January 9, 2023, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules, no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that the issuance of such shares of Common Stock would exceed the Exchange Limit. Additionally, subject to certain exceptions and waiver by each Holder, the Company will not issue any shares of Common Stock to any respective Holder to the extent that such issuance of Common Stock would result in such Holder beneficially owning in excess of the Conversion Limits.

Subject to certain conditions, the Company may from time to time, at its option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the Common Stock was at least 150% of the conversion price. The Company may not exercise its right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.

The Holders are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain limitations, including the Conversion Limits.

Additionally, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of the Company’s Certificate of Incorporation or Bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of capital stock of the Company unless such class or series rank junior to the Convertible Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any Common Stock or other Junior Stock (as defined in the Certificate of Designations), other than purchases of equity securities of the Company upon the termination of an employee of the Company or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by the Company (or any of its subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of the Company’s total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of the Company’s (or any of its subsidiaries’) properties or assets. In addition, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, the Holders have the right to nominate two nominees to the Board of Directors.

Immediately following the closing of the Preferred Share Repurchase Agreement, two Series A Preferred Directors, Nathaniel Calloway and Christopher Kiper, were appointed to the Company’s Board of Directors.

Series A Preferred Stock Registration Rights Agreement

On January 9, 2023, in connection with the issuance of the Series A Preferred Stock, the Company and the Holders also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Holders certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains monetary penalties if the registration statement is not declared effective by the SEC within 90 days of the issuance of the Series A Preferred Stock on January 9, 2023, or if earlier, the fifth business day after the SEC notifies the Company that the registration statement is not subject to further review. The Registration Rights Agreement also contains monetary penalties if the Company fails to maintain the effectiveness of the registration statement once deemed effective by the SEC. As of May 28, 2023, the Company has accrued approximately $0.5 million in monetary penalties under the Registration Rights Agreement that was paid in June 2023. As of the date of this Proxy Statement, the Company has incurred approximately $3.8 million in monetary penalties under the Registration Rights Agreement due to delinquent filing of its annual and quarterly reports on Forms 10 and 10-Q, respectively, with the SEC.

Cooperation Agreements

The disclosure contained in “Corporate Governance and Board Matters—Cooperation Agreement” is incorporated herein by reference.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended May 26, 2024 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans and assumptions about future events and financial trends affecting the operating results and financial condition of our business. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “will continue,” “could,” “will likely result,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “predict,” “project,” “expect,” “potential” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause such difference include the risks discussed in Part I, Item 1A, “Risk Factors,” included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2024 and in other documents we file from time to time with the SEC. Forward-looking statements speak only as of the date of this Proxy Statement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

APPENDIX A

NASDAQ BOARD DIVERSITY DISCLOSURE

The matrix below summarizes the self-identified gender and demographic background statistics for the Board. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Rule 5606.

Board Diversity Matrix (as of September 1, 2024)

Total number of Directors: 11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender identity
Directors	1	8	0	2
Part II: Demographic background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	2

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57693-P19360 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR SERIES A PREFERRED STOCK

The Board of Directors recommends you vote FOR the following proposal:

1. To elect four non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Humberto Antunes	☐	☐	☐
1b. Katrina L. Houde	☐	☐	☐
1c. Matthew Korenberg	☐	☐	☐
1d. Nelson Obus	☐	☐	☐

ONLY HOLDERS OF SERIES A PREFERRED STOCK MAY VOTE TO ELECT THE SERIES A PREFERRED DIRECTOR, AS FURTHER DESCRIBED IN THE PROXY STATEMENT.

If you are a holder of Series A Preferred Stock, the Board of Directors recommends you vote FOR the following nominee to serve as Series A Preferred Director:

	For	Against	Abstain
1e. Christoper Kiper	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please note there are two proxy cards, one for holders of Common Stock and one for holders of Series A Preferred Stock. Stockholders who receive a Common Stock proxy card and a Series A Preferred Stock proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on November 7, 2024:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V57694-P19360

LIFECORE BIOMEDICAL, INC.

2024 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints each of Ryan D. Lake and Paul Josephs, each with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2024 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on November 7, 2024, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2024, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

SCAN TO
VIEW MATERIALS & VOTE

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57695-P19360

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR COMMON STOCK

The Board of Directors recommends you vote FOR the following proposal:

1. To elect four non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Humberto Antunes	☐	☐	☐
1b. Katrina L. Houde	☐	☐	☐
1c. Matthew Korenberg	☐	☐	☐
1d. Nelson Obus	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the fiscal year ending May 25, 2025.	☐	☐	☐
3. To approve a non-binding advisory proposal on the executive compensation of the Company's named executive officers, as described in the Proxy Statement.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are <u>two</u> proxy cards, one for Common Stockholders and one for Series A Preferred Stockholders. Stockholders who receive a Common Stock proxy card <u>and</u> a Series A Preferred Stock proxy card must vote the shares represented by each card <u>separately</u>.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on November 7, 2024:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V57696-P19360

LIFECORE BIOMEDICAL, INC.

2024 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints each of Ryan D. Lake and Paul Josephs, each with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2024 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on November 7, 2024, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2024, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE